Annual Report dated 03/31/2006 for
Georgia Municipals Fund Class A

Legg Mason Partners Municipal Funds Legg Mason Partners Georgia Municipals Fund Legg Mason Partners Pennsylvania Municipals Fund

A N N U A L R E P O R T

MARCH 31, 2006

INVESTMENT PRODUCTS: NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

	Legg Mason Partners Municipal Funds Legg Mason Partners Georgia Municipals Fund Legg Mason Partners Pennsylvania Municipals Fund

A n n u a l R e p o r t • M a r c h 3 1 , 2 0 0 6

What’s Inside	Letter from the Chairman	I

	Legg Mason Partners
	Georgia Municipals Fund

	Manager Overview	1

	Fund at a Glance	4

	Fund Expenses	5

	Fund Performance	7

	Historical Performance	8

Fund Objective
Legg Mason Partners
Georgia Municipals Fund
The Fund seeks as high a
level of income exempt from
regular federal income taxes* and
Georgia personal income taxes
as is consistent with prudent
investing.

Legg Mason Partners
Pennsylvania
Municipals Fund
The Fund seeks as high a level
of income exempt from regular
federal income taxes* and
Pennsylvania personal income
taxes as is consistent with
prudent investing.

* Certain investors may be subject to
the federal Alternative Minimum Tax
and state and local taxes may apply.
Capital gains, if any, are fully taxable.
Please consult your personal
tax adviser.

	Legg Mason Partners
	Pennsylvania Municipals Fund

	Manager Overview	9

	Fund at a Glance	12

	Fund Expenses	13

	Fund Performance	15

	Historical Performance	16

	Schedules of Investments	17

	Statements of Assets and Liabilities	29

	Statements of Operations	30

	Statements of Changes in Net Assets	31

	Financial Highlights	33

	Notes to Financial Statements	39

	Report of the Independent Registered Public Accounting Firm	50

	Board Approval of Management Agreement	51

	Additional Information	57

	Additional Shareholder Information	60

	Important Tax Information	61

“Smith Barney” and “Salomon Brothers” are service marks of Citigroup, licensed for use by Legg Mason as the names of funds and investment managers. Legg Mason and its affiliates, as well as the Funds’ investment manager, are not affiliated with Citigroup.

Letter from the Chairman

R. JAY GERKEN, CFA Chairman, President and Chief Executive Officer

Dear Shareholder,

Despite a temporary setback at the end of 2005, the U.S. economy was strong during the reporting period. After advancing 3.3% and 4.1% in the second and third quarters of 2005, respectively, fourth quarter gross domestic product (“GDP”)[i] growth slipped to 1.7%. This marked the first quarter that GDP growth did not surpass 3.0% since the first three months of 2003. However, as expected, the economy rebounded sharply in the first quarter of 2006, with a preliminary estimate of 4.8% GDP growth. The economic turnaround was prompted by both strong consumer and business spending. In addition, the U.S. Labor Department reported that unemployment hit a five-year low in March.

     As expected, the Federal Reserve Board (“Fed”)ii continued to raise interest rates during the reporting period. Despite the changing of the guard from Fed Chairman Alan Greenspan to Ben Bernanke in early 2006, it was “business as usual” for the Fed, as it raised short-term interest rates eight times during the period. Since it began its tightening campaign in June 2004, the Fed has raised rates 15 consecutive times, bringing the federal funds rateiii from 1.00% to 4.75% —its highest level since April 2001. After the end of the Fund’s reporting period, at its May meeting, the Fed once again raised the federal funds rate by an additional 0.25% to 5.00%.

     As expected, both short- and long-term yields rose over the reporting period. During the one-year period ended March 31, 2006, two-year Treasury yields increased from 3.75% to 4.82%. Over the same period, 10-year Treasury yields moved from 4.46% to 4.86%. During most of the last three months the yield curve was inverted, with the yield on two-year Treasuries surpassing that of 10-year Treasuries. This anomaly has historically foreshadowed an economic slowdown or recession. However, some experts, including new Chairman Bernanke, believe the inverted yield curve is largely a function of strong foreign demand for longer-term bonds. Looking at the municipal market, yields of both

Legg Mason Partners Municipal Funds I

short- and longer-term securities also rose over the reporting period. However, unlike the Treasury yield curve, the municipal bond curve retained a positive slope.

     Please read on for a more detailed look at prevailing economic and market conditions during the Fund’s fiscal year and to learn how those conditions have affected Fund performance.

Special Shareholder Notice

On December 1, 2005, Citigroup Inc. (“Citigroup”) completed the sale of substantially all of its asset management business to Legg Mason, Inc. (“Legg Mason”). As a result, the Funds’ investment adviser (the “Manager”), previously an indirect wholly-owned subsidiary of Citigroup, has become a wholly-owned subsidiary of Legg Mason. Completion of the sale caused the Funds’ then existing investment management contract to terminate. The Funds’ shareholders previously approved a new investment management contract between the Funds and the Manager, which became effective on December 1, 2005.

Information About Your Funds

As you may be aware, several issues in the mutual fund industry have come under the scrutiny of federal and state regulators. The Funds’ Manager and some of its affiliates have received requests for information from various government regulators regarding market timing, late trading, fees, and other mutual fund issues in connection with various investigations. The regulators appear to be examining, among other things, the Funds’ response to market timing and shareholder exchange activity, including compliance with prospectus disclosure related to these subjects. The Funds have been informed that the Manager and its affiliates are responding to those information requests, but are not in a position to predict the outcome of these requests and investigations.

II Legg Mason Partners Municipal Funds

   Important information concerning the Funds and their Manager with regard to recent regulatory developments is contained in the Notes to Financial Statements included in this report.

     As always, thank you for your confidence in our stewardship of your assets. We look forward to helping you continue to meet your financial goals.

Sincerely,

R. Jay Gerken, CFA
Chairman, President and Chief Executive Officer

May 10, 2006

i	Gross domestic product is a market value of goods and services produced by labor and property in a given country.

ii	The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

iii	The federal funds rate is the interest rate that banks with excess reserves at a Federal Reserve district bank charge other banks that need overnight loans.

Legg Mason Partners Municipal Funds III

(This page intentionally left blank.)

Manager Overview

Legg Mason Partners Georgia Municipals Fund

JOSEPH P. DEANE (left) Vice President and Investment Officer DAVID FARE (right) Vice President and Investment Officer

Special Shareholder Notices

Effective January 3, 2006, the Board has appointed Joseph P. Deane and David T. Fare as Co-Portfolio Managers of the Fund. Messrs. Deane and Fare have been elected Vice Presidents and Investment Officers of the Fund.

     Prior to April 7, 2006, the Fund operated under the name Smith Barney Muni Funds-Georgia Portfolio. The Fund’s investment strategy and objective have not changed.

Q. What were the overall market conditions during the Fund’s reporting period?

A. Despite a variety of significant headwinds, the municipal bond market generated positive returns during the one-year period ended March 31, 2006 and outperformed the overall taxable bond market. Over that period, the Lehman Brothers Municipal Bond Indexi gained 3.81%, while the Lehman Brothers U.S. Aggregate Indexii rose 2.26%.

     Over the last year, the bond market has been impacted by a strong economy, numerous inflationary pressures, and continued rate hikes by the Federal Reserve Board (“Fed”)iii. To gain some perspective on how far we’ve come in terms of interest rates, consider the following. In May 2004, a barometer of short-term interest rates, in this case the federal funds rate,iv was a mere 1.00%, its lowest level in more than 40 years. This was due, in part, to the Fed’s attempt to stimulate the economy in the aftermath of September 11th.

     Then, in June 2004, the economy appeared to be on solid footing and the Fed officially ended its accommodative monetary policy by instituting its first rate hike in four years, bringing the federal funds rate from 1.00% to 1.25%. At that time, the Fed telegraphed what it had in mind for short-term rates as it said, “policy accommodation can be removed at a pace that is likely to be measured.” The Fed certainly has been true to its word, as it has now instituted 15 straight 0.25% rate hikes through the end of March 2006 and the federal funds rate now stands at 4.75%. After the end of the Fund’s reporting period, at its May meeting, the Fed once again raised the federal funds rate by an additional 0.25% to 5.00%.

     Given the solid economy and rising rate environment, both short- and long-term Treasury yields rose over the reporting period. During the one-year period ended March 31, 2006, two-year Treasury yields increased from 3.75% to 4.82%. Over the same period, 10-year Treasury yields moved from 4.46% to 4.86%. During the reporting period, both short-

Legg Mason Partners Municipal Funds 2006 Annual Report 1

and longer-term municipal yields also rose, albeit to a lesser extent than equal durationv Treasuries. This, coupled with improving balance sheets in many states, helped municipal securities to outperform taxable bonds over the last year.vi

Performance Review

For the 12 months ended March 31, 2006, Class A shares of the Legg Mason Partners Georgia Municipals Fund, excluding sales charges, returned 3.93%. These shares outperformed the Fund’s Lipper Georgia Municipal Debt Funds Category Average1, which increased 2.92% over the same time frame. The Fund’s unmanaged benchmark, the Lehman Brothers Municipal Bond Index, returned 3.81% for the same period.

Certain investors may be subject to the federal Alternative Minimum Tax, and state and local taxes may apply. Capital gains, if any, are fully taxable. Please consult your personal tax or legal adviser.

Performance Snapshot as of March 31, 2006 (excluding sales charges) (unaudited)

	6 Months	12 Months

Georgia Municipals Fund—Class A Shares	2.44%	3.93%

Lehman Brothers Municipal Bond Index	0.98%	3.81%

Lipper Georgia Municipal Debt Funds Category Average	0.77%	2.92%

The performance shown represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above. Principal value and investment returns will fluctuate and investors’ shares, when redeemed, may be worth more or less than their original cost. To obtain performance data current to the most recent month-end, please visit our website at www.leggmason.com/InvestorServices.

Performance figures reflect reimbursements and/or fee waivers, without which the performance would have been lower.

All share class returns assume the reinvestment of all distributions, including returns of capital, if any, at net asset value and the deduction of all Fund expenses. Returns have not been adjusted to include sales charges that may apply when shares are purchased or the deduction of taxes that a shareholder would pay on Fund distributions. Excluding sales charges, Class B shares returned 2.18% and Class C shares returned 2.15% over the six months ended March 31, 2006. Excluding sales charges, Class B shares returned 3.40% and Class C shares returned 3.27% over the 12 months ended March 31, 2006.

Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the period ended March 31, 2006, including the reinvestment of distributions, including returns of capital, if any, calculated among the 29 funds for the six-month period and among the 29 funds for the 12-month period in the Fund’s Lipper category and excluding sales charges.

Q.	What were the most significant factors affecting Fund performance? What were the leading contributors to performance?

A. Given the rising interest rate environment and expectations for further Fed tightening during the reporting period, we maintained a defensive approach in terms of the Fund’s maturity. As such, the Fund’s duration was generally shorter than its benchmark index. This proved to be beneficial, as bond prices generally fall when interest rates rise. In addition, we were able to use the proceeds from our securities that matured and reinvest that money into municipal bonds offering higher coupons.

1	Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the 12-month period ended March 31, 2006, including the reinvestment of distributions, including returns of capital, if any, calculated among the 29 funds in the Fund’s Lipper category, and excluding sales charges.

2 Legg Mason Partners Municipal Funds 2006 Annual Report

     Throughout the reporting period, we also emphasized a well-diversified portfolio for the Fund, with holdings from a diverse array of market segments that we believed had favorable risk/reward characteristics.

What were the leading detractors from performance?

A. During the reporting period, we continued to maintain a high quality portfolio for the Fund. This was somewhat a drag on returns, as lower-rated, more speculative municipals generated better result over the period. However, given the prevailing market environment and the Fund’s investment objective, we believed a higher quality approach was appropriate.

Q. Were there any significant changes to the Fund during the reporting period?

A. There were no significant changes during the reporting period as we maintained a high quality portfolio for the Fund and it was defensively positioned.

     Thank you for your investment in the Legg Mason Partners Georgia Municipals Fund. As ever, we appreciate that you have chosen us to manage your assets and we remain focused on achieving the Fund’s investment goals.

Sincerely,

Joseph P. Deane Vice President and Investment Officer	David Fare Vice President and Investment Officer

May 10, 2006

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

RISKS: Keep in mind that the Fund’s investments are subject to interest rate and credit risks. As interest rates rise, bond prices fall, reducing the value of the Fund’s share price. As a non-diversified fund, it can invest a larger percentage of its assets in fewer issues than a diversified fund. This may magnify the fund’s losses from events affecting a particular issuer. The fund may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on fund performance. Please see the Fund’s prospectus for more information on these and other risks.

All index performance reflects no deduction for fees, expenses or taxes. Please note an investor cannot invest directly in an index.

i	The Lehman Brothers Municipal Bond Index is a broad measure of the municipal bond market with maturities of at least one year.

ii	The Lehman Brothers U.S. Aggregate Index is a broad-based bond index comprised of Government, Corporate, Mortgage and Asset-backed issues, rated investment grade or higher, and having at least one year to maturity.

iii	The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of internationa ltrade and payments.

iv	The federal funds rate is the interest rate that banks with excess reserves at a Federal Reserve district bank charge other banks that need overnight loans.

v	Duration is a common gauge of the price sensitivity of a fixed income asset or portfolio to a change in interest rates.

vi	Source: Edwards, Chris. Busting the State Tax-Revenue Boom, Nationalreview.com, February 1, 2006. Please note that this is not a complete discussion of all differences between the investments being shown. An investor should consider all risks and differences between these investments before choosing to invest in any one. U.S. Treasury notes are backed by the full faith and credit of the United States government and offer a return of principal value if held to maturity.

Legg Mason Partners Municipal Funds 2006 Annual Report 3

Fund at a Glance (unaudited)

Legg Mason Partners Georgia Municipals Fund

Investment Breakdown

4 Legg Mason Partners Municipal Funds 2006 Annual Report

Fund Expenses (unaudited)

Example

As a shareholder of the Fund, you may incur two types of costs: (1) transaction costs, including front-end and back-end sales charges (loads) on purchase payments and (2) ongoing costs, including management fees; distribution and/or service (12b-1) fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

     This example is based on an investment of $1,000 invested on October 1, 2005 and held for the six months ended March 31, 2006.

Actual Expenses

The table below titled “Based on Actual Total Return” provides information about actual account values and actual expenses. You may use the information provided in this table, together with the amount you invested, to estimate the expenses that you paid over the period. To estimate the expenses you paid on your account, divide your ending account value by $1,000 (for example, an $8,600 ending account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled “Expenses Paid During the Period.”

Based on Actual Total Return(1)

	Actual
	Total Return	Beginning	Ending	Annualized	Expenses
Legg Mason Partners	Without	Account	Account	Expense	Paid During
Georgia Municipals Fund	Sales Charges(2)	Value	Value	Ratio	the Period(3)

Class A	2.44%	$1,000.00	$1,024.40	0.76%	$3.84

Class B	2.18	1,000.00	1,021.80	1.29	6.50

Class C	2.15	1,000.00	1,021.50	1.34	6.75

(1)	For the six months ended March 31, 2006.

(2)	Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value and does not reflect the deduction of the applicable sales charge with respect to Class A shares or the applicable contingent deferred sales charges (“CDSC”) with respect to Class B and C shares. Total return is not annualized, as it may not be representative of the total return for the year. Performance figures reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

(3)	Expenses (net of voluntary fee waivers and/or expense reimbursements) are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

Legg Mason Partners Municipal Funds 2006 Annual Report 5

Fund Expenses (unaudited) (continued)

Hypothetical Example for Comparison Purposes

The table below titled “Based on Hypothetical Total Return” provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio and an assumed rate of return of 5.00% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use the information provided in this table to compare the ongoing costs of investing in the Fund and other funds. To do so, compare the 5.00% hypothetical example relating to the Fund with the 5.00% hypothetical examples that appear in the shareholder reports of the other funds.

     Please note that the expenses shown in the table below are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as front-end or back-end sales charges (loads). Therefore, the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Based on Hypothetical Total Return(1)

	Hypothetical	Beginning	Ending	Annualized	Expenses
Legg Mason Partners	Annualized	Account	Account	Expense	Paid During
Georgia Municipals Fund	Total Return	Value	Value	Ratio	the Period(2)

Class A	5.00%	$1,000.00	$ 1,021.14	0.76%	$3.83

Class B	5.00	1,000.00	1,018.50	1.29	6.49

Class C	5.00	1,000.00	1,018.25	1.34	6.74

(1)	For the six months ended March 31, 2006.

(2)	Expenses (net of voluntary fee waivers and/or expense reimbursements) are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

6 Legg Mason Partners Municipal Funds 2006 Annual Report

Legg Mason Partners Georgia Municipals Fund

Average Annual Total Returns(1) (unaudited)

	Without Sales Charges(2)

	Class A	Class B	Class C

Twelve Months Ended 3/31/06	3.93%	3.40%	3.27%

Five Years Ended 3/31/06	4.13	3.57	3.52

Ten Years Ended 3/31/06	5.33	4.76	4.71

Inception* through 3/31/06	5.77	5.05	5.11

	With Sales Charges(3)

	Class A	Class B	Class C

Twelve Months Ended 3/31/06	(0.23)%	(1.07)%	2.27%

Five Years Ended 3/31/06	3.28	3.40	3.52

Ten Years Ended 3/31/06	4.90	4.76	4.71

Inception* through 3/31/06	5.41	5.05	5.11

Cumulative Total Returns(1) (unaudited)

Without Sales Charges(2)

Class A (3/31/96 through 3/31/06)	68.03%

Class B (3/31/96 through 3/31/06)	59.25

Class C (3/31/96 through 3/31/06)	58.44

(1)	All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

Performance figures may reflect voluntary fee waivers and/or expense reimbursements. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

(2)	Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value and does not reflect the deduction of the applicable sales charge with respect to Class A shares or the applicable CDSC with respect to Class B and C shares.

(3)	Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value. In addition, Class A shares reflect the deduction of the maximum sales charge of 4.00%; Class B shares reflect the deduction of a 4.50% CDSC, which applies if shares are redeemed within one year from purchase payment. This CDSC declines by 0.50% the first year after purchase payment and thereafter by 1.00% per year until no CDSC is incurred. Class C shares reflect the deduction of a 1.00% CDSC, which applies if shares are redeemed within one year from purchase payment.

* Inception dates for Class A, B and C shares are April 4, 1994, June 15, 1994 and April 14, 1994, respectively.

Legg Mason Partners Municipal Funds 2006 Annual Report 7

Historical Performance (unaudited)

Value of $10,000 Invested in Class A Shares of the Legg Mason Partners Georgia Municipals
Fund vs. Lehman Brothers Municipal Bond Index and Lipper Georgia Municipal
Debt Funds Average† (March 1996 — March 2006)

†	Hypothetical illustration of $10,000 invested in Class A shares on March 31, 1996, assuming deduction of the maximum 4.00% sales charge at the time of investment and reinvestment of all distributions, including returns of capital, if any, at net asset value through March 31, 2006. The Lehman Brothers Municipal Bond Index is a broad measure of the municipal bond market with maturities of at least one year. The Index is unmanaged and is not subject to the same management and trading expenses as a mutual fund. Please note that an investor cannot invest directly in an index. The Lipper Georgia Municipal Debt Funds Average is comprised of the Fund’s peer group of mutual funds (29 funds as of March 31, 2006). The performance of the Fund’s other classes may be greater or less than the Class A shares’ performance indicated on this chart, depending on whether greater or lesser sales charges and fees were incurred by shareholders investing in the other classes.

All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. Performance figures may reflect voluntary fee waivers and/or expense reimbursements. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

8 Legg Mason Partners Municipal Funds 2006 Annual Report

Manager Overview

Legg Mason Partners Pennsylvania Municipals Fund

JOSEPH P. DEANE (left) Vice President and Investment Officer DAVID FARE (right) Vice President and Investment Officer

Special Shareholder Notices

Effective January 3, 2006, the Board has appointed Joseph P. Deane and David T. Fare as Co-Portfolio Managers of the Fund. Messrs. Deane and Fare have been elected Vice Presidents and Investment Officers of the Fund.

     Prior to April 7, 2006, the Fund operated under the name Smith Barney Muni Funds-Pennsylvania Portfolio. The Fund’s investment strategy and objective have not changed.

Q. What were the overall market conditions during the Fund’s reporting period?

A. Despite a variety of significant headwinds, the municipal bond market generated positive returns during the one-year period ended March 31, 2006 and outperformed the overall taxable bond market. Over that period, the Lehman Brothers Municipal Bond Indexi gained 3.81%, while the Lehman Brothers U.S. Aggregate Indexii rose 2.26%.

     Over the last year, the bond market has been impacted by a strong economy, numerous inflationary pressures, and continued rate hikes by the Federal Reserve Board (“Fed”)iii. To gain some perspective on how far we’ve come in terms of interest rates, consider the following. In May 2004, a barometer of short-term interest rates, in this case the federal funds rate,iv was a mere 1.00%, its lowest level in more than 40 years. This was due, in part, to the Fed’s attempt to stimulate the economy in the aftermath of September 11th.

     Then, in June 2004, the economy appeared to be on solid footing and the Fed officially ended its accommodative monetary policy by instituting its first rate hike in four years, bringing the federal funds rate from 1.00% to 1.25%. At that time, the Fed telegraphed what it had in mind for short-term rates as it said, “policy accommodation can be removed at a pace that is likely to be measured.” The Fed certainly has been true to its word, as it has now instituted 15 straight 0.25% rate hikes through the end of March 2006 and the federal funds rate now stands at 4.75%. After the end of the Fund’s reporting period, at its May meeting, the Fed once again raised the federal funds rate by an additional 0.25% and 5.00%.

     Given the solid economy and rising rate environment, both short- and long-term Treasury yields rose over the reporting period. During the one-year period ended March 31, 2006, two-year Treasury yields increased from 3.75% to 4.82%. Over the same period, 10-year Treasury yields moved from 4.46% to 4.86%. During the reporting period, both

Legg Mason Partners Municipal Funds 2006 Annual Report 9

short- and longer-term municipal yields also rose, albeit to a lesser extent than equal durationv Treasuries. This, coupled with improving balance sheets in many states, helped municipal securities to outperform taxable bonds over the last year.vi

Performance Review

For the 12 months ended March 31, 2006, Class A shares of the Legg Mason Partners Pennsylvania Municipals Fund, excluding sales charges, returned 4.10%. These shares outperformed the Fund’s unmanaged benchmark, the Lehman Brothers Municipal Bond Index, which returned 3.81% for the same period. The Lipper Pennsylvania Municipal Debt Funds Category Average1 increased 3.40% over the same time frame.

Certain investors may be subject to the federal Alternative Minimum Tax, and state and local taxes may apply. Capital gains, if any, are fully taxable. Please consult your personal tax or legal adviser.

Performance Snapshot as of March 31, 2006 (excluding sales charges) (unaudited)

	6 Months	12 Months

Pennsylvania Municipals Fund—Class A Shares	2.34%	4.10%

Lehman Brothers Municipal Bond Index	0.98%	3.81%

Lipper Pennsylvania Municipal Debt Funds Category Average	0.89%	3.40%

The performance shown represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above. Principal value and investment returns will fluctuate and investors’ shares, when redeemed, may be worth more or less than their original cost. To obtain performance data current to the most recent month-end, please visit our website at www.leggmason.com/InvestorServices.

Performance figures reflect reimbursements and/or fee waivers, without which the performance would have been lower.

All share class returns assume the reinvestment of all distributions, including returns of capital, if any, at net asset value and the deduction of all Fund expenses. Returns have not been adjusted to include sales charges that may apply when shares are purchased or the deduction of taxes that a shareholder would pay on Fund distributions. Excluding sales charges, Class B shares returned 2.07% and Class C shares returned 1.97% over the six months ended March 31, 2006. Excluding sales charges, Class B shares returned 3.54% and Class C shares returned 3.42% over the 12 months ended March 31, 2006.

Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the period ended March 31, 2006, including the reinvestment of distributions, including returns of capital, if any, calculated among the 61 funds for the six-month period and among the 61 funds for the 12-month period in the Fund’s Lipper category and excluding sales charges.

Q.	What were the most significant factors affecting Fund performance? What were the leading contributors to performance?

A. Given the rising interest rate environment and expectations for further Fed tightening during the reporting period, we maintained a defensive approach in terms of the Fund’s maturity. As such, the Fund’s duration was generally shorter than its benchmark index. This proved to be beneficial, as bond prices generally fall when interest rates rise. In addition, we were able to use the proceeds from our securities that matured and reinvest that money into municipal bonds offering higher coupons.

1	Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the 12-month period ended March 31, 2006, including the reinvestment of distributions, including returns of capital, if any, calculated among the 61 funds in the Fund’s Lipper category, and excluding sales charges.

10 Legg Mason Partners Municipal Funds 2006 Annual Report

     Throughout the reporting period, we also emphasized a well-diversified portfolio for the Fund, with holdings from a diverse array of market segments that we believed had favorable risk/reward characteristics.

What were the leading detractors from performance?

A. During the reporting period, we continued to maintain a high quality portfolio for the Fund. This was somewhat a drag on returns, as lower-rated, more speculative municipals generated better result over the period. However, given the prevailing market environment and the Fund’s investment objective, we believed a higher quality approach was appropriate.

Q. Were there any significant changes to the Fund during the reporting period?

A. There were no significant changes during the reporting period as we maintained a high quality portfolio for the Fund and it was defensively positioned.

     Thank you for your investment in the Legg Mason Partners Pennsylvania Municipals Fund. As ever, we appreciate that you have chosen us to manage your assets and we remain focused on achieving the Fund’s investment goals.

Sincerely,

Joseph P. Deane Vice President and Investment Officer	David Fare Vice President and Investment Officer

May 10, 2006

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

RISKS: Keep in mind that the Fund’s investments are subject to interest rate and credit risks. As interest rates rise, bond prices fall, reducing the value of the Fund’s share price. As a non-diversified fund, it can invest a larger percentage of its assets in fewer issues than a diversified fund. This may magnify the Fund’s losses from events affecting a particular issuer. The Fund may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on fund performance. Please see the Fund’s prospectus for more information on these and other risks.

All index performance reflects no deduction for fees, expenses or taxes. Please note an investor cannot invest directly in an index.

i	The Lehman Brothers Municipal Bond Index is a broad measure of the municipal bond market with maturities of at least one year.

ii	The Lehman Brothers U.S. Aggregate Index is a broad-based bond index comprised of Government, Corporate, Mortgage and Asset-backed issues, rated investment grade or higher, and having at least one year to maturity.

iii	The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

iv	The federal funds rate is the interest rate that banks with excess reserves at a Federal Reserve district bank charge other banks that need overnight loans.

v	Duration is a common gauge of the price sensitivity of a fixed income asset or portfolio to a change in interest rates.

vi	Source: Edwards, Chris. Busting the State Tax-Revenue Boom, Nationalreview.com, February 1, 2006. Please note that this is not a complete discussion of all differences between the investments being shown. An investor should consider all risks and differences between these investments before choosing to invest in any one. U.S. Treasury notes are backed by the full faith and credit of the United States government and offer a return of principal value if held to maturity.

Legg Mason Partners Municipal Funds 2006 Annual Report 11

Fund at a Glance (unaudited)

Legg Mason Partners Pennsylvania Municipals Fund

Investment Breakdown

12 Legg Mason Partners Municipal Funds 2006 Annual Report

Fund Expenses (unaudited)

Example

As a shareholder of the Fund, you may incur two types of costs: (1) transaction costs, including front-end and back-end sales charges (loads) on purchase payments, and (2) ongoing costs, including management fees; distribution and/or service (12b-1) fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

     This example is based on an investment of $1,000 invested on October 1, 2005 and held for the six months ended March 31, 2006.

Actual Expenses

The table below titled “Based on Actual Total Return” provides information about actual account values and actual expenses. You may use the information provided in this table, together with the amount you invested, to estimate the expenses that you paid over the period. To estimate the expenses you paid on your account, divide your ending account value by $1,000 (for example, an $8,600 ending account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled “Expenses Paid During the Period.”

Based on Actual Total Return(1)

Legg Mason Partners	Total Return	Beginning	Ending	Annualized	Expenses
Pennsylvania	Without	Account	Account	Expense	Paid During
Municipals Fund	Sales Charges(2)	Value	Value	Ratio	the Period(3)

Class A	2.34%	$1,000.00	$ 1,023.40	0.77%	$3.88

Class B	2.07	1,000.00	1,020.70	1.29	6.50

Class C	1.97	1,000.00	1,019.70	1.34	6.75

(1)	For the six months ended March 31, 2006.

(2)	Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value and does not reflect the deduction of the applicable sales charge with respect to Class A shares or the applicable contingent deferred sales charges (“CDSC”) with respect to Class B and C shares. Total return is not annualized, as it may not be representative of the total return for the year. Performance figures reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

(3)	Expenses (net of voluntary fee waivers and/or expense reimbursements) are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

Legg Mason Partners Municipal Funds 2006 Annual Report 13

Fund Expenses (unaudited) (continued)

Hypothetical Example for Comparison Purposes

The table below titled “Based on Hypothetical Total Return” provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio and an assumed rate of return of 5.00% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use the information provided in this table to compare the ongoing costs of investing in the Fund and other funds. To do so, compare the 5.00% hypothetical example relating to the Fund with the 5.00% hypothetical examples that appear in the shareholder reports of the other funds.

     Please note that the expenses shown in the table below are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as front-end or back-end sales charges (loads). Therefore, the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Based on Hypothetical Total Return(1)

Legg Mason Partners	Hypothetical	Beginning	Ending	Annualized	Expenses
Pennsylvania	Annualized	Account	Account	Expense	Paid During
Municipals Fund	Total Return	Value	Value	Ratio	the Period(2)

Class A	5.00%	$1,000.00	$1,021.09	0.77%	$3.88

Class B	5.00	1,000.00	1,018.50	1.29	6.49

Class C	5.00	1,000.00	1,018.25	1.34	6.74

(1)	For the six months ended March 31, 2006.

(2)	Expenses (net of voluntary fee waivers and/or expense reimbursements) are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

14 Legg Mason Partners Municipal Funds 2006 Annual Report

Legg Mason Partners Pennsylvania Municipals Fund

Average Annual Total Returns(1) (unaudited)

	Without Sales Charges(2)

	Class A	Class B	Class C

Twelve Months Ended 3/31/06	4.10%	3.54%	3.42%

Five Years Ended 3/31/06	4.69	4.15	4.08

Ten Years Ended 3/31/06	5.53	4.98	4.91

Inception* through 3/31/06	6.01	5.25	5.40

	With Sales Charges(3)

	Class A	Class B	Class C

Twelve Months Ended 3/31/06	(0.06)%	(0.94)%	2.42%

Five Years Ended 3/31/06	3.84	3.98	4.08

Ten Years Ended 3/31/06	5.09	4.98	4.91

Inception* through 3/31/06	5.65	5.25	5.40

Cumulative Total Returns(1) (unaudited)

Without Sales Charges(2)

Class A (3/31/96 through 3/31/06)	71.26%

Class B (3/31/96 through 3/31/06)	62.50

Class C (3/31/96 through 3/31/06)	61.45

(1)	All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

Performance figures may reflect voluntary fee waivers and/or expense reimbursements. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

(2)	Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value and does not reflect the deduction of the applicable sales charge with respect to Class A shares or the applicable CDSC with respect to Class B and C shares.

(3)	Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value. In addition, Class A shares reflect the deduction of the maximum sales charge of 4.00%; Class B shares reflect the deduction of a 4.50% CDSC, which applies if shares are redeemed within one year from purchase payment. This CDSC declines by 0.50% the first year after purchase payment and thereafter by 1.00% per year until no CDSC is incurred. Class C shares reflect the deduction of a 1.00% CDSC, which applies if shares are redeemed within one year from purchase payment.

* Inception dates for Class A, B and C shares are April 4, 1994, June 20, 1994 and April 5, 1994, respectively.

Legg Mason Partners Municipal Funds 2006 Annual Report 15

Historical Performance (unaudited)

Value of $10,000 Invested in Class A Shares of the Legg Mason Partners Pennsylvania
Municipals Fund vs. Lehman Brothers Municipal Bond Index and Lipper Pennsylvania
Municipal Debt Funds Average† (March 1996 — March 2006)

†	Hypothetical illustration of $10,000 invested in Class A shares on March 31, 1996, assuming deduction of the maximum 4.00% sales charge at the time of investment and reinvestment of all distributions, including returns of capital, if any, at net asset value through March 31, 2006. The Lehman Brothers Municipal Bond Index is a broad measure of the municipal bond market with maturities of at least one year. The Index is unmanaged and is not subject to the same management and trading expenses as a mutual fund. Please note that an investor cannot invest directly in an index. The Lipper Pennsylvania Municipal Debt Funds Average is comprised of the Fund’s peer group of mutual funds (61 funds as of March 31, 2006). The performance of the Fund’s other classes may be greater or less than the Class A shares’ performance indicated on this chart, depending on whether greater or lesser sales charges and fees were incurred by shareholders investing in the other classes.

All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. Performance figures may reflect voluntary fee waivers and/or expense reimbursements. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

16 Legg Mason Partners Municipal Funds 2006 Annual Report

Schedules of Investments (March 31, 2006)

LEGG MASON PARTNERS GEORGIA MUNICIPALS FUND

Face
Amount	Rating‡	Security	Value

MUNICIPAL BONDS — 94.4%
Education — 9.4%
		Private Colleges & Universities Authority Revenue:
$ 2,000,000	BBB	Mercer Housing Corp. Project, Series A, 6.000% due 6/1/31 (a)	$2,110,860
500,000	Baa2(b)	Mercer University Project, 5.750% due 10/1/21	535,655
1,000,000	A	Savannah, GA, EDA, Student Housing Revenue,
		University Financing Foundation Project, Series A,
		ACA-Insured, 6.750% due 11/15/20 (a)	1,101,500
1,000,000	A	University of the Virgin Islands, Refunding & Improvement,
		Series A, ACA-Insured, 6.000% due 12/1/24	1,079,300

		Total Education	4,827,315

Escrowed to Maturity (c) — 4.7%
		Cobb County, GA, Kennestone Hospital Authority Revenue:
230,000	Aaa(b)	9.500% due 2/1/08†	246,624
250,000	AAA	Certificates Series 86A, MBIA-Insured, 7.750% due 2/1/07	255,843
110,000	AAA	Columbia County, GA, Water & Sewer Revenue, MBIA-Insured,
		9.750% due 12/1/08	118,758
895,000	AAA	Columbus, GA, Medical Center Hospital Authority Revenue,
		Certificates of Anticipation, 7.750% due 7/1/10 (d)	970,386
300,000	AAA	Commonwealth of Puerto Rico, Aqueduct & Sewer Authority Revenue,
		10.250% due 7/1/09	333,165
290,000	AAA	Fulton County, GA, Water & Sewer Revenue, FGIC-Insured,
		6.375% due 1/1/14 (d)	325,490
185,000	AAA	Tri-City Hospital Authority Revenue, Certificates of Anticipation,
		South Fulton Hospital, FGIC-Insured, 10.250% due 7/1/06 (d)	187,940

		Total Escrowed to Maturity	2,438,206

Finance — 1.0%
500,000	NR	Virgin Islands PFA Revenue, Subordinated Lien,
		Series E, 6.000% due 10/1/22	526,655

General Obligation — 5.3%
1,000,000	AAA	Georgia State, GO, Series B, 5.750% due 8/1/17 (a)	1,150,160
1,000,000	AAA	Habersham County, GA, GO, School District, MBIA-Insured, 5.000% due 4/1/22	1,058,850
500,000	AA+	Jefferson, GA, GO, 5.900% due 2/1/25	539,845

		Total General Obligation	2,748,855

Hospitals — 8.6%
1,000,000	A-	Chatham County Hospital Authority Revenue,
		Memorial Health Medical Center, Series A, 6.125% due 1/1/24	1,079,040
1,000,000	Aaa(b)	Newton County Hospital Authority Revenue,
		Newton Health Systems Project, AMBAC-Insured, 6.100% due 2/1/24	1,088,960
1,000,000	BBB-	Puerto Rico Industrial, Tourist, Educational, Medical & Environmental
		Control Facilities, Series A, Ryder Memorial Hospital Project,
		6.700% due 5/1/24	1,000,550

See Notes to Financial Statements.

Legg Mason Partners Municipal Funds 2006 Annual Report 17

Schedules of Investments (March 31, 2006) (continued)

LEGG MASON PARTNERS GEORGIA MUNICIPALS FUND

Face
Amount	Rating‡	Security	Value

Hospitals — 8.6% (continued)
$ 1,175,000	Aaa(b)	Ware County Hospital Authority Revenue, Certificate of Anticipation,
		MBIA-Insured, 5.500% due 3/1/21 (a)	$1,243,315

		Total Hospitals	4,411,865

Housing: Multi-Family — 7.2%
430,000	AAA	Acworth Housing Authority Revenue, Wingate Falls Apartments Project,
		LIQ-Freddie Mac, 6.125% due 3/1/17 (e)	442,818
1,000,000	A	Atlanta Development Authority Student Housing Revenue,
		ADA/CAU Partners Inc., Series A, ACA-Insured, 6.250% due 7/1/24	1,093,230
1,000,000	Aa2(b)	De Kalb County Housing Authority, MFH Revenue, Friendly Hills
		Apartments, Series A, FHA-Insured, 7.050% due 1/1/39 (e)	1,067,740
1,000,000	AAA	Lawrenceville Housing Authority, MFH Revenue, Knollwood Park
		Apartments Project, FNMA-Collateralized, 6.250% due 12/1/29 (e)(f)	1,080,020

		Total Housing: Multi-Family	3,683,808

Housing: Single-Family — 0.8%
300,000	AAA	Puerto Rico Housing, Bank & Finance Agency, Single-Family
		Mortgage Revenue, Affordable Housing Mortgage, Portfolio I,
		GNMA/FNMA/FHLMC-Collateralized, 6.250% due 4/1/29 (e)	302,889
95,000	NR	Virgin Islands HFA, Single-Family Revenue, GNMA Mortgage-Backed
		Securities Program, Series A, GNMA-Collateralized, 6.450% due 3/1/16 (e)	95,701

		Total Housing: Single-Family	398,590

Miscellaneous — 3.2%
1,000,000	AAA	Cobb-Marietta Counties, GA, Coliseum & Exhibit Hall Authority Revenue,
		MBIA-Insured, 5.625% due 10/1/26 (a)	1,149,700
500,000	BBB-	Puerto Rico Housing Bank & Finance Agency, 7.500% due 12/1/06	509,930

		Total Miscellaneous	1,659,630

Pollution Control — 10.2%
1,000,000	Ba2(b)	Effingham County, GA, IDA, PCR, Georgia-Pacific Corp. Project,
		6.500% due 6/1/31	1,032,060
500,000	A	Monroe County, GA, Development Authority, PCR, Oglethorpe Power Corp.
		Scherer Project, Series A, 6.800% due 1/1/12	568,645
2,000,000	BBB	Richmond County, GA, Development Authority, Environmental
		Improvement Revenue, International Paper Company Project,
		Series A, 6.250% due 2/1/25 (a)(e)	2,105,740
1,000,000	NR	Rockdale County, GA, Development Authority, Solid Waste Authority
		Revenue, Visy Paper, Inc. Project, 7.500% due 1/1/26 (e)	1,001,850
500,000	Baa3(b)	Savannah, GA, EDA, PCR, Union Camp Corp. Project, 6.150% due 3/1/17	550,955

		Total Pollution Control	5,259,250

Pre-Refunded (g) — 17.1%
1,000,000	AAA	Atlanta, GA, Airport Revenue, Series A, FGIC-Insured,
		Call 1/1/10 @ 101, 5.500% due 1/1/26	1,072,060
500,000	AA	Clayton County, GA, Water & Sewer Revenue,
		Call 5/1/11 @ 101, 5.625% due 5/1/20	546,580

See Notes to Financial Statements.

18 Legg Mason Partners Municipal Funds 2006 Annual Report

Schedules of Investments (March 31, 2006) (continued)

LEGG MASON PARTNERS GEORGIA MUNICIPALS FUND

Face
Amount	Rating‡	Security	Value

Pre-Refunded (g) — 17.1% (continued)
		Fulton County, GA:
$1,000,000	AAA	Housing Authority, MFH Revenue,
		Concorde Place Apartment Project, Series A,
		Call 7/1/08 @ 100, 6.300% due 7/1/16 (e)	$1,054,860
660,000	BBB(h)	Residential Care Facilities,
		Canterbury Court Project, Call 10/1/09 @ 102, 6.300% due 10/1/24	726,152
		Private Colleges & Universities Authority Revenue,
		Emory University Project, Series A:
2,000,000	AA	Call 11/1/09 @ 101, 5.500% due 11/1/31 (a)	2,136,920
1,000,000	AA	Call 11/1/10 @ 101, 5.500% due 11/1/24	1,080,870
1,000,000	AAA	Rockdale County, GA, Water & Sewer Authority Revenue,
		Series A, MBIA-Insured, Call 1/1/10 @ 101, 5.500% due 7/1/25	1,072,060
1,000,000	NR	Savannah, GA, EDA, College of Arts & Design, Inc. Project,
		Call 10/1/09 @ 102, 6.800% due 10/1/19 (a)	1,106,020

		Total Pre-Refunded	8,795,522

Public Facilities — 6.2%
1,000,000	Aaa(b)	Albany-Dougherty Inner City Authority, COP, Public Purpose Project,
		AMBAC-Insured, 5.625% due 1/1/16	1,067,730
1,000,000	AAA	Association County Commissioners of Georgia Leasing Program,
		COP, Rockdale County Public Purpose Project, AMBAC-Insured,
		5.625% due 7/1/20	1,069,150
1,000,000	AAA	Fulton County Facilities Corp., COP, Fulton County Public Purpose Project,
		AMBAC-Insured, 5.500% due 11/1/18	1,055,400

		Total Public Facilities	3,192,280

Transportation — 2.9%
1,000,000	AAA	Atlanta, GA, Airport Passenger Facilities Charge Revenue,
		Series J, FSA-Insured, 5.000% due 1/1/34	1,031,350
250,000	AAA	Metropolitan Atlanta Rapid Transit Authority, Sales Tax Revenue,
		Series P, AMBAC-Insured, 6.250% due 7/1/20	292,050
200,000	CCC	Puerto Rico Port Authority Revenue, Special Facilities,
		American Airlines Inc., Series A, 6.250% due 6/1/26 (e)	182,298

		Total Transportation	1,505,698

Utilities — 1.3%
500,000	AAA	Georgia Municipal Electric Authority, Power Revenue,
		Series EE, AMBAC-Insured, 7.250% due 1/1/24	671,930

Water & Sewer — 16.5%
		Atlanta, GA, Water & Wastewater Revenue:
2,000,000	AAA	FSA-Insured, 5.000% due 11/1/34 (a)	2,060,360
		Series A:
1,000,000	AAA	FGIC-Insured, 5.500% due 11/1/19 (a)	1,102,850
1,000,000	AAA	MBIA-Insured, 5.500% due 11/1/27 (a)	1,153,770
500,000	A+	Cartersville, GA, Development Authority Revenue, Sewer Facilities,
		Anheuser Busch, 6.125% due 5/1/27 (e)	514,805

See Notes to Financial Statements.

Legg Mason Partners Municipal Funds 2006 Annual Report 19

Schedules of Investments (March 31, 2006) (continued)

LEGG MASON PARTNERS GEORGIA MUNICIPALS FUND

Face
Amount	Rating‡		Security	Value

Water & Sewer — 16.5% (continued)
$1,000,000	AAA		Columbia County, GA, Water & Sewer Revenue,
			FGIC-Insured, 5.500% due 6/1/25	$1,053,330
1,000,000	AAA		Douglasville-Douglas County, GA, Water and Sewer Authority,
			MBIA-Insured, 5.000% due 6/1/28	1,047,530
2,000,000	AAA		East Point, GA, Building Authority Revenue,
			FSA-Insured, zero coupon bond to yield 6.249% due 2/1/20 (j)	933,600
10,000	AAA		Fulton County, GA, Water & Sewer Revenue, FGIC-Insured, 6.375% due 1/1/14	11,207
500,000	AAA		Milledgeville, GA, Water & Sewer Revenue, FSA-Insured, 6.000% due 12/1/21	589,315

			Total Water & Sewer	8,466,767

			TOTAL INVESTMENTS BEFORE SHORT-TERM INVESTMENTS
			(Cost — $45,227,294)	48,586,371

SHORT-TERM INVESTMENTS (i) — 5.3%
Hospitals — 0.6%
300,000	A-1	+	Fulton County, GA, Development Authority, Residential Care Facilities,
			Lenbrook Square Foundation, LOC-Bank of Scotland, 3.230%, 4/3/06	300,000

Pollution Control — 1.0%
500,000	A-1	+	Burke County, GA, Development Authority, PCR, Oglethorpe Power Corp.
			Project, Series C, MBIA-Insured, SPA-JPMorgan Chase, 3.180%, 4/3/06	500,000

Utilities — 3.7%
1,000,000	A-1	+	Burke County, GA, Development Authority, PCR, Oglethorpe Power Corp.,
			Series B, AMBAC-Insured, SPA-JPMorgan Chase, 3.180%, 4/3/06	1,000,000
900,000	A-1	+	Monroe County, GA, Development Authority, PCR, Oglethorpe Power Corp.
			Project, AMBAC-Insured, SPA-JPMorgan Chase, 3.180%, 4/3/06	900,000

			Total Utilities	1,900,000

			TOTAL SHORT-TERM INVESTMENTS (Cost — $2,700,000)	2,700,000

			TOTAL INVESTMENTS — 99.7% (Cost — $47,927,294#)	51,286,371
			Other Assets in Excess of Liabilities — 0.3%	171,381

			TOTAL NET ASSETS — 100.0%	$51,457,752

‡	All ratings are by Standard & Poor’s Ratings Service, unless otherwise noted. All ratings are unaudited.

(a)	All or a portion of this security is segregated for open futures contracts.

(b)	Rating by Moody’s Investors Service. All ratings are unaudited.

(c)	Bonds are escrowed to maturity by government securities and/or U.S. government agency securities and are considered by the Manager to be triple-A rated even if issuer has not applied for new ratings.

(d)	All or a portion of this security is held at the broker as collateral for open futures contracts.

(e)	Income from this issue is considered a preference item for purposes of calculating the alternative minimum tax (“AMT”).

(f)	Variable rate security. Interest rate disclosed is that which is in effect at March 31, 2006.

(g)	Pre-Refunded bonds are escrowed with government securities and/or government agency securities and are considered by the Manager to be triple-A rated even if issuer has not applied for new ratings.

(h)	Rating by Fitch Ratings Service. All ratings are unaudited.

(i)	Variable rate demand obligations have a demand feature under which the Fund can tender them back to the issuer on no more than 7 days notice. Date shown is the date of the next interest rate change.

(j)	Rate shown represents yield to maturity.

#	Aggregate cost for federal income tax purposes is $47,901,671.

†	A portion of this security was subject to a mandatory call on March 31, 2006.

See pages 27 and 28 for definitions on ratings.

See Notes to Financial Statements.

20 Legg Mason Partners Municipal Funds 2006 Annual Report

Schedules of Investments (March 31, 2006) (continued)

Abbreviations used in this schedule:
ACA	—	American Capital Assurance
AMBAC	—	Ambac Assurance Corporation
COP	—	Certificate of Participation
EDA	—	Economic Development Authority
FGIC	—	Financial Guaranty Insurance Company
FHA	—	Federal Housing Administration
FHLMC	—	Federal Home Loan Mortgage Corporation
FNMA	—	Federal National Mortgage Association
FSA	—	Financial Security Assurance
GNMA	—	Government National Mortgage Association
GO	—	General Obligation
HFA	—	Housing Finance Authority
IDA	—	Industrial Development Authority
LIQ	—	Liquidity Facility
LOC	—	Letter of Credit
MBIA	—	Municipal Bond Investors Assurance Corporation
MFH	—	Multi-Family Housing
PCR	—	Pollution Control Revenue

Legg Mason Partners Municipal Funds 2006 Annual Report 21

Schedules of Investments (March 31, 2006) (continued)

LEGG MASON PARTNERS PENNSYLVANIA MUNICIPALS FUND

Face
Amount	Rating‡	Security	Value

MUNICIPAL BONDS — 97.8%
Education — 17.0%
$1,000,000	BBB-	Delaware County, PA, Authority College Revenue, Neumann College,
		6.000% due 10/1/31	$1,059,770
1,255,000	AAA	Grove City, PA, Area Hospital Authority Revenue, Woodland Place Project,
		FGIC-Insured, 5.500% due 3/1/25 (a)	1,342,198
		Lycoming County, PA, Authority College Revenue, Pennsylvania College
		of Technology, AMBAC-Insured:
1,000,000	Aaa(b)	5.125% due 5/1/22	1,048,000
1,000,000	Aaa(b)	5.375% due 7/1/30	1,056,550
1,000,000	Aaa(b)	5.250% due 5/1/32	1,042,670
1,000,000	AAA	Pennsylvania State Higher Educational Facilities Authority Revenue, Clarion
		University Foundation Inc., Series A, XLCA-Insured, 5.250% due 7/1/18	1,070,040
1,000,000	AA	Pennsylvania State University, 5.000% due 9/1/35	1,038,740
1,000,000	AAA	State Public School Building Authority, School Revenue, Lease Daniel
		Boone School District Project, MBIA-Insured, 5.000% due 4/1/22	1,042,480
2,000,000	AA+	Swarthmore Boro Authority, PA, College Revenue, 5.250% due 9/15/20 (a)	2,137,220

		Total Education	10,837,668

Escrowed to Maturity (c) — 6.4%
215,000	NR	Allegheny County, PA, Hospital Development Authority Revenue, Montefiore
		Hospital Association, Western Pennsylvania, 6.875% due 7/1/09	224,335
390,000	AAA	Bristol Township, PA, Authority Sewer Revenue, MBIA-Insured,
		10.125% due 4/1/09	426,313
1,225,000	AAA	Cambria County, PA, Hospital Development Authority Revenue,
		Conemaugh Valley Memorial Hospital, 7.625% due 9/1/11 (a)	1,352,767
110,000	AAA	Coatesville, PA, Water Guaranteed Revenue, 6.250% due 10/15/13	119,482
810,000	AAA	Conneaut, PA, School District GO, AMBAC-Insured, 9.500% due 5/1/12 (d)	927,612
170,000	Aaa(b)	Hopewell Township, PA, Special Obligation, 10.600% due 5/1/13	193,295
155,000	NR	Pennsylvania HFA, 7.750% due 12/1/07	161,727
145,000	AAA	West Chester, PA, Sewer Revenue, 9.750% due 5/1/07	150,026
		Westmoreland County, PA, Municipal Authority:
335,000	AAA	Special Obligation, 9.125% due 7/1/10	357,720
120,000	Aaa(b)	Water Revenue, 8.625% due 7/1/10	132,400
45,000	AAA	York, PA, GO, AMBAC-Insured, 8.875% due 6/1/06	45,374

		Total Escrowed to Maturity	4,091,051

Finance — 3.5%
1,000,000	AAA	Delaware Valley, PA, Regional Finance Authority,
		Local Government Revenue, Series A, AMBAC-Insured,
		5.500% due 8/1/28	1,146,000
1,000,000	BBB	Virgin Islands Public Finance Authority Revenue, Series A,
		Gross Receipts Taxes Loan Notes, 6.500% due 10/1/24	1,109,290

		Total Finance	2,255,290

See Notes to Financial Statements.

22 Legg Mason Partners Municipal Funds 2006 Annual Report

Schedules of Investments (March 31, 2006) (continued)

LEGG MASON PARTNERS PENNSYLVANIA MUNICIPALS FUND

Face
Amount	Rating‡	Security	Value

General Obligation — 7.7%
$1,000,000	AAA	Armstrong County, PA, GO, MBIA-Insured, 5.400% due 6/1/31	$1,052,210
1,000,000	AAA	Greater Johnstown, PA, School District GO, Series B, MBIA-Insured,
		5.500% due 8/1/18	1,076,090
1,000,000	Aaa(b)	Luzerne County, PA, GO, Series A, MBIA-Insured, 5.250% due 11/15/18	1,069,000
1,660,000	AAA	Pittsburgh, PA, GO, Series A, AMBAC-Insured, 5.250% due 9/1/22 (a)	1,734,368

		Total General Obligation	4,931,668

Hospitals — 11.6%
1,000,000	BBB	Hazleton, PA, Health Services Authority, Hospital Revenue, St. Joseph’s
		Medical Center, 6.200% due 7/1/26	1,000,750
1,000,000	A+	Horizon Hospital Systems Authority, Hospital Revenue,
		Horizon Hospital Systems Inc., 6.350% due 5/15/26	1,023,160
500,000	BBB+	Lebanon County, PA, Health Facilities Authority Revenue,
		Good Samaritan Hospital Project, 6.000% due 11/15/35	534,050
1,000,000	AA	Mifflin County, PA, Hospital Authority Revenue, Radian-Insured,
		6.200% due 7/1/30	1,078,510
1,000,000	A+	Pennsylvania State Higher EFA Revenue, Series A, UPMC Health Systems,
		6.000% due 1/15/31	1,086,670
525,000	AA	Potter County, PA, Hospital Authority Revenue, Charles Cole Memorial Hospital,
		Radian-Insured, 6.050% due 8/1/24	537,663
1,075,000	BBB-	Puerto Rico Industrial, Tourist, Educational, Medical & Environmental Control
		Facilities, Series A, Ryder Memorial Hospital Project, 6.700% due 5/1/24	1,075,591
1,000,000	A	St. Mary’s Hospital Authority, Health System Revenue, Catholic Health East,
		Series B, 5.500% due 11/15/24	1,078,090

		Total Hospitals	7,414,484

Housing: Single-Family — 3.1%
		Allegheny County, PA, Residential Finance Authority Mortgage Revenue,
		Single-Family Mortgage:
570,000	Aaa(b)	Series FF-2, GNMA-Collateralized, 6.000% due 11/1/31 (e)	585,060
740,000	Aaa(b)	Series II-2, GNMA-Collateralized, 5.900% due 11/1/32 (e)	768,416
610,000	AAA	Puerto Rico Housing, Bank & Finance Agency, Single-Family Mortgage Revenue,
		Affordable Housing Mortgage, Portfolio I, GNMA/FNMA/FHLMC-Collateralized,
		6.250% due 4/1/29 (e)	615,874

		Total Housing: Single-Family	1,969,350

Industrial Development — 2.5%
		Philadelphia, PA:
500,000	AAA	Authority for IDR, Series B, AMBAC-Insured, 5.250% due 7/1/31	522,920
1,000,000	AAA	Authority for Industrial Development, Lease Revenue, Series B,
		FSA-Insured, 5.500% due 10/1/19	1,066,530

		Total Industrial Development	1,589,450

Life Care Systems — 8.4%
1,260,000	AA	Erie County, PA, Hospital Authority Revenue, Health Facilities Revenue,
		St. Mary’s Home Project, Radian-Insured, 6.000% due 8/15/23 (a)	1,328,708
1,100,000	A-	Lancaster County, PA, Hospital Authority Revenue, Health Center, Willow Valley
		Retirement Project, 5.875% due 6/1/31	1,146,827

See Notes to Financial Statements.

Legg Mason Partners Municipal Funds 2006 Annual Report 23

Schedules of Investments (March 31, 2006) (continued)

LEGG MASON PARTNERS PENNSYLVANIA MUNICIPALS FUND

Face
Amount	Rating‡	Security	Value

Life Care Systems — 8.4% (continued)
$1,650,000	NR	Lancaster, PA, IDA Revenue, Garden Spot Village Project,
		Series A, 7.625% due 5/1/31 (a)	$1,770,796
500,000	NR	Montgomery County, PA, Higher Education & Health Authority Revenue,
		Temple Continuing Care Center, 6.750% due 7/1/29 (f)	30,000
1,000,000	AA	Northampton County, PA, IDA Revenue, Mortgage Moravian Hall Square
		Project, Radian-Insured, 5.500% due 7/1/19	1,064,200

		Total Life Care Systems	5,340,531

Miscellaneous — 5.4%
500,000	A-(g)	Allegheny County, PA, Redevelopment Authority, Tax Increment Revenue,
		Waterfront Project, Series A, 6.300% due 12/15/18	539,960
1,500,000	NR	Dauphin County, PA, General Authority Revenue, Office & Packaging,
		6.000% due 1/1/25 (a)	1,341,675
1,560,000	NR	New Morgan, PA, Municipal Authority Office Revenue, Commonwealth Office
		Project, Series A, 6.500% due 6/1/25 (a)	1,579,734

		Total Miscellaneous	3,461,369

Pollution Control — 3.2%
1,000,000	BB+	Delaware County, PA, IDA Revenue, Resources Recovery Facilities,
		Series A, 6.200% due 7/1/19	1,045,700
1,000,000	BB-	New Morgan, PA, IDA, Solid Waste Disposal Revenue, New Morgan Landfill Co.
		Inc. Project, 6.500% due 4/1/19 (e)	1,005,360

		Total Pollution Control	2,051,060

Pre-Refunded — 22.6%
		Allegheny County, PA:
1,000,000	AAA	GO, Series C-52, FGIC-Insured, Call 5/1/11@ 100, 5.250% due 11/1/21 (h)	1,070,100
500,000	AAA	Hospital Development Authority Revenue, Allegheny General Hospital Project,
		Series A, MBIA-Insured, Call 9/1/07 @ 100, 6.250% due 9/1/20 (d) (h)	518,330
1,000,000	AAA	Dauphin County, PA, GO, AMBAC-Insured, Call 5/15/11@ 100,
		5.125% due 11/15/22 (h)	1,064,810
570,000	A-	Delaware River Joint Toll Bridge Commission, Bridge Revenue,
		Call 7/1/13 @ 100, 5.250% due 7/1/18 (h)	615,104
1,000,000	Aaa(b)	Erie, PA, Sewer Authority Revenue, MBIA-Insured,
		Call 6/1/10 @ 100, 6.000% due 6/1/21 (h)	1,088,990
		Harrisburg, PA:
1,000,000	AAA	Authority Resource Recovery Facility Revenue, Series A, FSA-Insured,
		Call 9/1/10 @ 100, 5.500% due 9/1/25 (h)	1,072,100
1,280,000	NR	Redevelopment Authority, First Mortgage Office Building,
		Call 5/15/12 @ 100, 6.750% due 5/15/25 (a) (h)	1,434,880
1,000,000	AAA	Pennsylvania State GO, First Series, Call 2/1/12 @ 100, 5.250% due 2/1/19 (h)	1,074,500
1,000,000	A+	Pennsylvania State Higher EFA Revenue, Drexel University,
		Call 5/1/09 @ 100, 6.000% due 5/1/29 (h)	1,066,780
		Pennsylvania State Turnpike Commission, AMBAC-Insured, Call 7/15/11 @ 101:
1,500,000	AAA	5.000% due 7/15/21 (a)(h)	1,599,780
1,500,000	AAA	5.500% due 7/15/32 (a)(h)	1,635,375
1,000,000	AAA	Philadelphia, PA, School District GO, Series A, FSA-Insured,
		Call 2/1/12 @ 100, 5.500% due 2/1/31 (h)	1,087,440

See Notes to Financial Statements.

24 Legg Mason Partners Municipal Funds 2006 Annual Report

Schedules of Investments (March 31, 2006) (continued)

LEGG MASON PARTNERS PENNSYLVANIA MUNICIPALS FUND

Face
Amount	Rating‡	Security	Value

Pre-Refunded — 22.6% (continued)
$1,000,000	AAA	Plum Boro, PA, School District GO, FGIC-Insured,
		Call 9/15/11 @ 100, 5.250% due 9/15/30	$1,072,210

		Total Pre-Refunded	14,400,399

Transportation — 3.4%
430,000	A-	Delaware River Joint Toll Bridge Commission, Bridge Revenue,
		5.250% due 7/1/18	455,701
1,500,000	AAA	Delaware River Port Authority Pennsylvania & New Jersey,
		RITES, PA-964, FSA-Insured, 6.808% due 4/6/06 (a)(i)	1,739,700

		Total Transportation	2,195,401

Water & Sewer — 3.0%
1,750,000	AAA	Allegheny County, PA, Sanitation Authority, Sewer Revenue,
		MBIA- Insured, 5.375% due 12/1/17 (a)	1,887,375

		TOTAL INVESTMENTS BEFORE SHORT-TERM INVESTMENTS
		(Cost — $59,846,558)	62,425,096

SHORT-TERM INVESTMENTS (j) — 1.2%
Education — 0.3%
200,000	A-1+	Pennsylvania State Higher EFA, Carnegie Mellon University,
		Series C, SPA-JPMorgan Chase, 3.150% due 4/3/06	200,000

Hospitals — 0.9%
600,000	A-+1	Philadelphia, PA, Hospitals & Higher Education Facilities Authority,
		Hospital Revenue, Children’s Hospital Project, Series A,
		SPA-JPMorgan Chase, 3.140% due 4/3/06	600,000

		TOTAL SHORT-TERM INVESTMENTS (Cost — $800,000)	800,000

		TOTAL INVESTMENTS — 99.0% (Cost — $60,646,558#)	63,225,096
		Other Assets in Excess of Liabilities — 1.0%	620,807

		TOTAL NET ASSETS — 100.0%	63,845,903

‡	All ratings are by Standard & Poor’s Ratings Service, unless otherwise noted. All ratings are unaudited.

(a)	All or a portion of this security is segregated for open futures contracts.

(b)	Rating by Moody’s Investors Service. All ratings are unaudited.

(c)	Bonds are escrowed to maturity by government securities and/or U.S. government agency securities and are considered by the Manager to be triple-A rated even if issuer has not applied for new ratings.

(d)	All or a portion of this security is held at the broker as collateral for open futures contracts.

(e)	Income from this issue is considered a preference item for purposes of calculating the alternative minimum tax (“AMT”).

(f)	Security is currently in default.

(g)	Rating by Fitch Ratings Service. All ratings are unaudited.

(h)	Pre-Refunded bonds are escrowed with government securities and/or government agency securities and are considered by the Manager to be triple-A rated even if issuer has not applied for new ratings.

(i)	Residual interest tax-exempt securities-coupon varies inversely with level of short-term tax-exempt interest rates.

(j)	Variable rate demand obligations have a demand feature under which the Fund can tender them back to the issuer on no more than 7 days notice. Date shown is the date of the next interest rate change.

#	Aggregate cost for federal income tax purposes is $60,622,507.

See pages 27 and 28 for definitions of ratings.

See Notes to Financial Statements.

Legg Mason Partners Municipal Funds 2006 Annual Report 25

Schedules of Investments (March 31, 2006) (continued)

Abbreviations used in this schedule:
AMBAC	— Ambac Assurance Corporation
EFA	— Educational Facilities Authority
FGIC	— Financial Guaranty Insurance Company
FHLMC	— Federal Home Loan Mortgage Corporation
FNMA	— Federal National Mortgage Association
FSA	— Financial Security Assurance
GNMA	— Government National Mortgage Association
GO	— General Obligation
HFA	— Housing Finance Authority
IDA	— Industrial Development Authority
IDR	— Industrial Development Revenue
MBIA	— Municipal Bond Investors Assurance Corporation
RITES	— Residual Interest Tax-Exempt Securities
Radian	— Radian Assets Assurance
SPA	— Standby Bond Purchase Agreement
XLCA	— XL Capital Assurance Inc.

See Notes to Financial Statements.

26 Legg Mason Partners Municipal Funds 2006 Annual Report

Bond Ratings (unaudited)

The definitions of the applicable rating symbols are set forth below:

Standard & Poor’s Ratings Service (“Standard & Poor’s”) — Ratings from “AA” to “CCC” may be modified by the addition of a plus (+) or minus (–) sign to show relative standings within the major rating categories.

AAA	—	Bonds rated “AAA” have the highest rating assigned by Standard & Poor’s. Capacity to pay inter-
est and repay principal is extremely strong.
AA	—	Bonds rated “AA” have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in a small degree.
A	—	Bonds rated “A” have a strong capacity to pay interest and repay principal although they are some-
what more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.
BBB	—	Bonds rated “BBB” are regarded as having an adequate capacity to pay interest and repay princi-
pal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than in higher rated categories.
BB, B,	—	Bonds rated “BB,” “B”, “CCC”, “CC”, and “C” are regarded, on balance, as predominantly spec-
CCC,		ulative with respect to capacity to pay interest and repay principal in accordance with the terms of
CC and C		the obligation.“BB” indicates the lowest degree of speculation and “C” the highest degree of
speculation.While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.
D	—	Bonds rated “D” are in default and payment of interest and/or repayment of principal is in arrears.
Moody’s Investors Service (“Moody’s”) — Numerical modifiers 1, 2, and 3 may be applied to each generic rating from
“Aa” to “Caa”, where 1 is the highest and 3 the lowest rating within its generic category.
Aaa	—	Bonds rated “Aaa” are judged to be of the best quality. They carry the smallest degree of invest-
ment risk and are generally referred to as “gilt edge.” Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamen-
tally strong position of such issues.
Aa	—	Bonds rated “Aa” are judged to be of high quality by all standards. Together with the “Aaa” group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in “Aaa” securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in “Aaa” securities.
A	—	Bonds rated “A” possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered ade-
quate but elements may be present which suggest a susceptibility to impairment some time in the future.
Baa	—	Bonds rated “Baa” are considered as medium grade obligations, i.e., they are neither highly pro-
tected nor poorly secured. Interest payments and principal security appear adequate for the pre-
sent but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.
Ba	—	Bonds rated “Ba” are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and therefore not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.
B	—	Bonds rates “B” generally lack characteristics of desirable investments. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.
Caa	—	Bonds rated “Caa” are of poor standing. These may be in default, or present elements of danger may exist with respect to principal or interest.
Ca	—	Bonds rated “Ca” represent obligations which are speculative in a high degree. Such issues are often in default or have other marked short-comings.
C	—	Bonds rated “C” are the lowest class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Legg Mason Partners Municipal Funds 2006 Annual Report 27

Bond Ratings (unaudited) (continued)

Fitch Ratings Service (“Fitch”) — Ratings from “AA” to “CCC” may be modified by the addition of a plus (+) or a minus (-) sign to show relative standings within the major ratings categories.

AAA	—	Bonds rated “AAA” by Fitch have the highest rating assigned by Fitch. Capacity to pay interest and repay principal is extremely strong.
AA	—	Bonds rated “AA” have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in a small degree.
A	—	Bonds rated “A” have a strong capacity to pay interest and repay principal although they are some-
what more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.
BBB	—	Bonds rated “BBB” are regarded as having an adequate capacity to pay interest and repay princi-
pal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than in higher rated categories.
BB, B,	—	Bonds rated “BB”, “B”, “CCC” and “CC” are regarded, on balance, as predominantly speculative
CCC		with respect to capacity to pay interest and repay principal in accordance with the terms of the
and CC		obligation. “BB” represents a lower degree of speculation than “B”, and “CC” the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these
.		are outweighed by large uncertainties or major risk exposures to adverse conditions.

Short-Term Security Ratings (unaudited)

SP-1	—	Standard & Poor’s highest rating indicating very strong or strong capacity to pay principal and interest; those issues determined to possess overwhelming safety characteristics are denoted with a plus (+) sign.
A-1	—	Standard & Poor’s highest commercial paper and variable rate demand obligation (VRDO) rating indicating that the degree of safely regarding timely payment is either overwhelming or very strong; those issues determined to possess overwhelming safety characteristics are denoted with a
(+) sign.
VMIG 1	—	Moody’s highest rating for issues having demand feature — VRDO.
MIG 1	—	Moody’s highest rating for short-term municipal obligations.
P-1	—	Moody’s highest rating for commercial paper and for VRDO prior to the advent of the VMIG 1 rating.
F-1	—	Fitch’s highest rating indicating the strongest capacity for timely payment of financial commit-
ments; those issues determined to possess overwhelming strong credit feature are denoted with a plus (+) sign.
NR	—	Indicates that the bond is not rated by Standard & Poor’s, Moody’s or Fitch.

28 Legg Mason Partners Municipal Funds 2006 Annual Report

Statements of Assets and Liabilities (March 31, 2006)

	Legg Mason	Legg Mason
	Partners	Partners
	Georgia	Pennsylvania
	Muncipals	Municipals
	Fund	Fund

ASSETS:
Investments, at cost	$47,927,294	$60,646,558

Investments, at value	$51,286,371	$63,225,096
Cash	52,470	—
Interest receivable	842,250	1,019,597
Receivable from broker — variation margin on
open futures contracts	4,688	5,938
Receivable for securities sold	—	105,000
Receivable for Fund shares sold	—	7,401
Prepaid expenses	3,707	1,433

Total Assets	52,189,486	64,364,465

LIABILITIES:
Payable for Fund shares repurchased	538,369	248,267
Distributions payable	118,506	123,987
Investment management fee payable	19,464	26,064
Deferred compensation payable	6,514	6,197
Distribution fees payable	6,062	10,710
Trustees’ fees payable	15	873
Due to custodian	—	56,332
Accrued expenses	42,804	46,132

Total Liabilities	731,734	518,562

Total Net Assets	$51,457,752	$63,845,903

NET ASSETS:
Par value (Note 6)	$4,078	$5,041
Paid-in capital in excess of par value	52,369,989	65,927,645
Undistributed net investment income	42,176	34,804
Accumulated net realized loss on investments and futures contracts	(4,714,420)	(5,202,711)
Net unrealized appreciation on investments and futures contracts	3,755,929	3,081,124

Total Net Assets	$51,457,752	$63,845,903

Shares Outstanding:
Class A	3,103,388	2,542,735

Class B	421,183	1,672,059

Class C	553,919	826,047

Net Asset Value:
Class A (and redemption price)	$12.63	$12.69

Class B*	$12.60	$12.65

Class C*	$12.58	$12.63

Maximum Public Offering Price Per Share:
Class A (based on maximum sales charge of 4.00%)	$13.16	$13.22

*	Redemption price is NAV of Class B and C shares reduced by a 4.50% and 1.00% CDSC, respectively, if shares are redeemed within one year from purchase payment (See Note 2).

See Notes to Financial Statements.

Legg Mason Partners Municipal Funds 2006 Annual Report 29

Statements of Operations (For the year ended March 31, 2006)

	Legg Mason	Legg Mason
	Partners	Partners
	Georgia	Pennsylvania
	Muncipals	Municipals
	Fund	Fund

INVESTMENT INCOME:
Interest	$2,845,399	$3,669,508

EXPENSES:
Investment management fee (Note 2)	241,177	311,624
Distribution fees (Notes 2 and 4)	155,729	287,115
Shareholder reports (Note 4)	30,217	41,196
Custody fees	24,060	22,965
Audit and tax	18,329	17,102
Legal fees	12,931	18,765
Transfer agent fees (Notes 2 and 4)	10,690	20,133
Registration fees	7,519	2,493
Trustees’ fees	1,870	3,183
Miscellaneous expenses	5,023	8,529

Total Expenses	507,545	733,105
Less: Fee waivers and/or expense reimbursements (Notes 2 and 4)	(13,592)	(7,510)

Net Expenses	493,953	725,595

Net Investment Income	2,351,446	2,943,913

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
AND FUTURES CONTRACTS (NOTES 1 AND 3):
Net Realized Gain (Loss) From:
Investment transactions	27,867	85,211
Futures contracts	(178,714)	(363,073)

Net Realized Loss	(150,847)	(277,862)

Change in Net Unrealized Appreciation/Depreciation From:
Investments	(575,208)	(494,483)
Futures contracts	323,570	397,898

Change in Net Unrealized Appreciation/Depreciation	(251,638)	(96,585)

Net Loss on Investments and Futures Contracts	(402,485)	(374,447)

Increase in Net Assets From Operations	$1,948,961	$2,569,466

See Notes to Financial Statements.

30 Legg Mason Partners Municipal Funds 2006 Annual Report

Legg Mason Partners Georgia Municipals Fund

Statements of Changes in Net Assets (For the years ended March 31,)
	2006	2005

OPERATIONS:
Net investment income	$2,351,446	$2,526,971
Net realized loss	(150,847)	(1,055,753)
Change in net unrealized appreciation/depreciation	(251,638)	(708,830)

Increase in Net Assets From Operations	1,948,961	762,388

DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTES 1 AND 5):
Net investment income	(2,320,109)	(2,518,956)

Decrease in Net Assets From Distributions to Shareholders	(2,320,109)	(2,518,956)

FUND SHARE TRANSACTIONS (NOTE 6):
Net proceeds from sale of shares	5,019,425	7,925,963
Reinvestment of distributions	865,133	963,440
Cost of shares repurchased	(10,745,987)	(11,570,594)

Decrease in Net Assets From Fund Share Transactions	(4,861,429)	(2,681,191)

Decrease in Net Assets	(5,232,577)	(4,437,759)
NET ASSETS:
Beginning of year	56,690,329	61,128,088

End of year*	$51,457,752	$56,690,329

* Includes undistributed net investment income of:	$42,176	$16,128

See Notes to Financial Statements.

Legg Mason Partners Municipal Funds 2006 Annual Report 31

Legg Mason Partners Pennsylvania Municipals Fund

Statements of Changes in Net Assets (For the years ended March 31,)
	2006	2005

OPERATIONS:
Net investment income	$2,943,913	$3,364,619
Net realized loss	(277,862)	(1,674,909)
Change in net unrealized appreciation/depreciation	(96,585)	(164,230)

Increase in Net Assets From Operations	2,569,466	1,525,480

DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTES 1 AND 5):
Net investment income	(2,897,865)	(3,358,579)
In excess of net investment income and net realized gains	—	(42,124)

Decrease in Net Assets From Distributions to Shareholders	(2,897,865)	(3,400,703)

FUND SHARE TRANSACTIONS (NOTE 6):
Net proceeds from sale of shares	4,888,602	12,093,901
Reinvestment of distributions	1,387,011	1,731,929
Cost of shares repurchased	(19,073,011)	(19,600,170)

Decrease in Net Assets From Fund Share Transactions	(12,797,398)	(5,774,340)

Decrease in Net Assets	(13,125,797)	(7,649,563)
NET ASSETS:
Beginning of year	76,971,700	84,621,263

End of year*	$63,845,903	$76,971,700

* Includes undistributed (overdistributed) net investment income of:	$34,804	$(5,066)

See Notes to Financial Statements.

32 Legg Mason Partners Municipal Funds 2006 Annual Report

Legg Mason Partners Georgia Municipals Fund

Financial Highlights

For a share of each class of beneficial interest outstanding throughout each year ended
March 31:

Class A Shares(1)	2006	2005	2004	2003	2002

Net Asset Value, Beginning of Year	$12.71	$13.10	$13.22	$12.79	$13.08

Income (Loss) From Operations:
Net investment income	0.57	0.60	0.63	0.66	0.65
Net realized and unrealized gain (loss)	(0.08)	(0.39)	(0.12)	0.42	(0.29)

Total Income From Operations	0.49	0.21	0.51	1.08	0.36

Less Distributions From:
Net investment income	(0.57)	(0.60)	(0.63)	(0.65)	(0.65)
In excess of net investment income	—	—	—	—	(0.00)*

Total Distributions	(0.57)	(0.60)	(0.63)	(0.65)	(0.65)

Net Asset Value, End of Year	$12.63	$12.71	$13.10	$13.22	$12.79

Total Return(2)	3.93%	1.64%	3.92%	8.54%	2.76%

Net Assets, End of Year (000s)	$39,184	$41,166	$41,325	$41,740	$42,917

Ratios to Average Net Assets:
Gross expenses	0.79%	0.80%	0.71%	0.72%	0.75%
Net expenses(3)	0.78 (4)	0.79 (4)	0.71	0.72	0.75
Net investment income	4.53	4.64	4.74	4.98	4.97

Portfolio Turnover Rate	15%	16%	23%	19%	43%

(1)	Per share amounts have been calculated using the average shares method.

(2)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

(3)	As a result of a voluntary expense limitation, the ratio of expenses to average net assets of the class will not exceed 0.80%.

(4)	The investment manager voluntarily waived a portion of its fees.

*	Amount represents less than $0.01 per share.

See Notes to Financial Statements.

Legg Mason Partners Municipal Funds 2006 Annual Report 33

Legg Mason Partners Georgia Municipals Fund

Financial Highlights

For a share of each class of beneficial interest outstanding throughout each year ended
March 31:

Class B Shares(1)	2006	2005	2004	2003	2002

Net Asset Value, Beginning of Year	$12.68	$13.07	$13.19	$12.76	$13.07

Income (Loss) From Operations:
Net investment income	0.51	0.54	0.55	0.58	0.58
Net realized and unrealized gain (loss)	(0.09)	(0.40)	(0.11)	0.43	(0.30)

Total Income From Operations	0.42	0.14	0.44	1.01	0.28

Less Distributions From:
Net investment income	(0.50)	(0.53)	(0.56)	(0.58)	(0.59)
In excess of net investment income	—	—	—	—	(0.00)*

Total Distributions	(0.50)	(0.53)	(0.56)	(0.58)	(0.59)

Net Asset Value, End of Year	$12.60	$12.68	$13.07	$13.19	$12.76

Total Return(2)	3.40%	1.06%	3.36%	8.03%	2.12%

Net Assets, End of Year (000s)	$5,306	$7,385	$10,246	$12,265	$11,544

Ratios to Average Net Assets:
Gross expenses	1.38%	1.36%	1.27%	1.26%	1.29%
Net expenses(3)	1.29 (4)	1.29 (4)	1.27	1.26	1.29
Net investment income	4.01	4.13	4.19	4.45	4.42

Portfolio Turnover Rate	15%	16%	23%	19%	43%

(1)	Per share amounts have been calculated using the average shares method.

(2)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

(3)	As a result of a voluntary expense limitation, the ratio of expenses to average net assets of the class will not exceed 1.30%.

(4)	The investment manager voluntarily waived a portion of its fees.

*	Amount represents less than $0.01 per share.

See Notes to Financial Statements.

34 Legg Mason Partners Municipal Funds 2006 Annual Report

Legg Mason Partners Georgia Municipals Fund

Financial Highlights

For a share of each class of beneficial interest outstanding throughout each year ended
March 31:

Class C Shares(1)	2006	2005	2004	2003	2002

Net Asset Value, Beginning of Year	$12.67	$13.05	$13.17	$12.75	$13.05

Income (Loss) From Operations:
Net investment income	0.50	0.53	0.55	0.57	0.57
Net realized and unrealized gain (loss)	(0.10)	(0.39)	(0.12)	0.42	(0.29)

Total Income From Operations	0.40	0.14	0.43	0.99	0.28

Less Distributions From:
Net investment income	(0.49)	(0.52)	(0.55)	(0.57)	(0.58)
In excess of net investment income	—	—	—	—	(0.00)*

Total Distributions	(0.49)	(0.52)	(0.55)	(0.57)	(0.58)

Net Asset Value, End of Year	$12.58	$12.67	$13.05	$13.17	$12.75

Total Return(2)	3.27%	1.09%	3.31%	7.90%	2.15%

Net Assets, End of Year (000s)	$6,968	$8,139	$9,557	$8,874	$8,205

Ratios to Average Net Assets:
Gross expenses	1.40%	1.40%	1.32%	1.33%	1.34%
Net expenses(3)	1.35 (4)	1.34 (4)	1.32	1.33	1.34
Net investment income	3.97	4.08	4.14	4.38	4.39

Portfolio Turnover Rate	15%	16%	23%	19%	43%

(1)	Per share amounts have been calculated using the average shares method.

(2)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

(3)	As a result of a voluntary expense limitation, the ratio of expenses to average net assets of the class will not exceed 1.35%.

(4)	The investment manager voluntarily waived a portion of its fees.

*	Amount represents less than $0.01 per share.

See Notes to Financial Statements.

Legg Mason Partners Municipal Funds 2006 Annual Report 35

Legg Mason Partners Pennsylvania Municipals Fund

Financial Highlights

For a share of each class of beneficial interest outstanding throughout each year ended
March 31:

Class A Shares(1)	2006	2005	2004	2003	2002

Net Asset Value, Beginning of Year	$12.75	$13.05	$13.18	$12.79	$12.89

Income (Loss) From Operations:
Net investment income	0.58	0.59	0.63	0.67	0.69
Net realized and unrealized gain (loss)	(0.07)	(0.29)	(0.12)	0.40	(0.09)

Total Income From Operations	0.51	0.30	0.51	1.07	0.60

Less Distributions From:
Net investment income	(0.57)	(0.59)	(0.63)	(0.67)	(0.69)
In excess of net investment income	—	(0.01)	(0.01)	(0.01)	(0.01)

Total Distributions	(0.57)	(0.60)	(0.64)	(0.68)	(0.70)

Net Asset Value, End of Year	$12.69	$12.75	$13.05	$13.18	$12.79

Total Return(2)	4.10%	2.39%	3.90%	8.49%	4.69%

Net Assets, End of Year (000s)	$32,265	$38,319	$38,126	$34,099	$35,370

Ratios to Average Net Assets:
Gross expenses	0.77%	0.76%	0.72%	0.72%	0.70%
Net expenses(3)	0.77 (4)	0.76 (4)	0.72	0.66 (4)	0.50 (4)
Net investment income	4.53	4.62	4.74	5.07	5.34

Portfolio Turnover Rate	8%	10%	23%	33%	49%

(1)	Per share amounts have been calculated using the average shares method.

(2)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

(3)	As a result of a voluntary expense limitation, the ratio of expenses to average net assets of the class will not exceed 0.80%.

(4)	The investment manager voluntarily waived a portion of its fees.

See Notes to Financial Statements.

36 Legg Mason Partners Municipal Funds 2006 Annual Report

Legg Mason Partners Pennsylvania Municipals Fund

Financial Highlights

For a share of each class of beneficial interest outstanding throughout each year ended
March 31:

Class B Shares(1)	2006	2005	2004	2003	2002

Net Asset Value, Beginning of Year	$12.71	$13.01	$13.14	$12.76	$12.86

Income (Loss) From Operations:
Net investment income	0.51	0.52	0.55	0.59	0.62
Net realized and unrealized gain (loss)	(0.07)	(0.29)	(0.11)	0.40	(0.08)

Total Income From Operations	0.44	0.23	0.44	0.99	0.54

Less Distributions From:
Net investment income	(0.50)	(0.52)	(0.56)	(0.60)	(0.63)
In excess of net investment income	—	(0.01)	(0.01)	(0.01)	(0.01)

Total Distributions	(0.50)	(0.53)	(0.57)	(0.61)	(0.64)

Net Asset Value, End of Year	$12.65	$12.71	$13.01	$13.14	$12.76

Total Return(2)	3.54%	1.84%	3.37%	7.89%	4.22%

Net Assets, End of Year (000s)	$21,145	$26,788	$33,388	$39,184	$36,108

Ratios to Average Net Assets:
Gross expenses	1.31%	1.29%	1.26%	1.25%	1.24%
Net expenses(3)	1.30 (4)	1.29 (4)	1.26	1.20 (4)	1.03 (4)
Net investment income	4.00	4.09	4.21	4.54	4.80

Portfolio Turnover Rate	8%	10%	23%	33%	49%

(1)	Per share amounts have been calculated using the average shares method.

(2)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

(3)	As a result of a voluntary expense limitation, the ratio of expenses to average net assets of the class will not exceed 1.30%.

(4)	The investment manager voluntarily waived a portion of its fees.

See Notes to Financial Statements.

Legg Mason Partners Municipal Funds 2006 Annual Report 37

Legg Mason Partners Pennsylvania Municipals Fund

Financial Highlights

For a share of each class of beneficial interest outstanding throughout each year ended
March 31:

Class C Shares(1)	2006	2005	2004	2003	2002

Net Asset Value, Beginning of Year	$12.70	$13.00	$13.13	$12.75	$12.85

Income (Loss) From Operations:
Net investment income	0.50	0.52	0.54	0.59	0.62
Net realized and unrealized gain (loss)	(0.08)	(0.29)	(0.11)	0.40	(0.09)

Total Income From Operations	0.42	0.23	0.43	0.99	0.53

Less Distributions From:
Net investment income	(0.49)	(0.52)	(0.55)	(0.60)	(0.62)
In excess of net investment income	—	(0.01)	(0.01)	(0.01)	(0.01)

Total Distributions	(0.49)	(0.53)	(0.56)	(0.61)	(0.63)

Net Asset Value, End of Year	$12.63	$12.70	$13.00	$13.13	$12.75

Total Return(2)	3.42%	1.79%	3.32%	7.84%	4.16%

Net Assets, End of Year (000s)	$10,436	$11,865	$13,107	$13,055	$12,472

Ratios to Average Net Assets:
Gross expenses	1.36%	1.35%	1.31%	1.31%	1.28%
Net expenses(3)	1.35 (4)	1.34 (4)	1.31	1.25 (4)	1.08 (4)
Net investment income	3.96	4.04	4.15	4.48	4.77

Portfolio Turnover Rate	8%	10%	23%	33%	49%

(1)	Per share amounts have been calculated using the average shares method.

(2)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

(3)	As a result of a voluntary expense limitation, the ratio of expenses to average net assets of the class will not exceed 1.35%.

(4)	The investment manager voluntarily waived a portion of its fees.

See Notes to Financial Statements.

38 Legg Mason Partners Municipal Funds 2006 Annual Report

Notes to Financial Statements

1. Organization and Significant Accounting Policies

Effective April 7, 2006, Smith Barney Georgia and Pennsylvania Portfolios were renamed Legg Mason Partners Georgia Municipals Fund and Legg Mason Partners Pennsylvania Municipals Fund (“the Funds”). The Funds are separate non-diversified investment funds of Legg Mason Partners Municipal Funds (formerly known as Smith Barney Muni Funds) (the “Trust”) registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company.

     The following are significant accounting policies consistently followed by the Funds and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ.

     (a) Investment Valuation. Securities are valued at the mean between the bid and asked prices provided by an independent pricing service that are based on transactions in municipal obligations, quotations from municipal bond dealers, market transactions in comparable securities and various other relationships between securities. Securities for which market quotations are not readily available or are determined not to reflect fair value, will be valued in good faith by or under the direction of the Funds’ Board of Trustees. Short-term obligations with maturities of 60 days or less are valued at amortized cost, which approximates value.

     (b) Financial Futures Contracts. The Funds may enter into financial futures contracts to hedge against the economic impact of adverse changes in the market value of portfolio securities due to changes in interest rates, as a substitute for buying or selling securities or as a cash flow management technique. Upon entering into a financial futures contract, the Funds are required to deposit cash or securities as initial margin. Additional securities are also segregated up to the current market value of the financial futures contracts. Subsequent payments, known as variation margin, are made or received by the Funds each day, depending on the daily fluctuation in the value of the underlying financial instruments. The Funds recognize an unrealized gain or loss equal to the daily variation margin. When the financial futures contracts are closed, a realized gain or loss is recognized equal to the difference between the proceeds from (or cost of) the closing transactions and the Funds’ basis in the contracts.

     The risks associated with entering into financial futures contracts include the possibility that a change in the value of the contract may not correlate with the changes in the value of the underlying instruments. In addition, investing in financial futures contracts involves the risk that the Funds could lose more than the original margin deposit and subsequent payments required for a futures transaction. Risks may also arise upon entering into these contracts from the potential inability of the counterparties to meet the terms of their contracts.

     (c) Fund Concentration. Since the Legg Mason Partners Georgia Municipals Fund and Legg Mason Partners Pennsylvania Municipals Fund invest primarily in obligations of issuers within Georgia and Pennsylvania, respectively, each Fund is subject to possible concentration risks associated with the economic, political, or legal developments or industrial or regional matters specifically affecting the respective state in which it invests.

Legg Mason Partners Municipal Funds 2006 Annual Report 39

Notes to Financial Statements (continued)

     (d) Security Transactions and Investment Income. Security transactions are accounted for on a trade date basis. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on the accrual basis. The cost of investments sold is determined by use of the specific identification method. To the extent any issuer defaults on an expected interest payment, the Funds’ policy is to generally halt any additional interest income accruals and consider the realizability of interest accrued up to the date of default.

     (e) Distributions to Shareholders. Distributions from net investment income on the shares of the Funds are declared each business day to shareholders of record, and are paid monthly. Distributions of net realized gains, if any, are declared at least annually. Distributions are recorded on the ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.

     (f ) Class Accounting. Investment income, common expenses and realized/unrealized gain (loss) on investments are allocated to the various classes of the Funds on the basis of daily net assets of each class. Fees relating to a specific class are charged directly to that class.

     (g) Federal and Other Taxes. It is the Funds’ policy to comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986, as amended, applicable to regulated investment companies. Accordingly, the Funds intend to distribute substantially all of its income and net realized gains on investments, if any, to shareholders each year. Therefore, no federal income tax provision is required in the Funds’ financial statements.

     (h) Reclassification. GAAP requires that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset values per share. During the current year, the following reclassifications have been made:

		Undistributed Net	Accumulated Net
Fund		Investment Income	Realized Losses

Legg Mason Partners Georgia Municipals Fund	(a)	$(5,289)	$5,289

Legg Mason Partners Pennsylvania Municipals Fund	(a)	$(6,178)	$6,178

(a) Reclassifications are primarily due to differences between book and tax accretion of market discount on fixed income securities.

2. Management Agreement and Other Transactions with Affiliates

On December 1, 2005, Citigroup Inc. (“Citigroup”) completed the sale of substantially all of its asset management business, Citigroup Asset Management (“CAM”), to Legg Mason, Inc. (“Legg Mason”). As a result, the Funds’ investment manager, Smith Barney Fund Management LLC, (“SBFM” or “Manager”), previously an indirect wholly-owned subsidiary of Citigroup, has become a wholly-owned subsidiary of Legg Mason. Completion of the sale caused the Funds’ then existing investment management contracts to terminate. The Funds’ shareholders approved new investment management contracts between the Funds and the Manager, which became effective on December 1, 2005.

     Legg Mason, whose principal executive offices are in Baltimore, Maryland, is a financial services holding company.

     Prior to the Legg Mason transaction, the Funds paid the Manager a fee calculated at an annual rate of 0.45% of each Fund’s average daily net assets.

40 Legg Mason Partners Municipal Funds 2006 Annual Report

Notes to Financial Statements (continued)

     Under the new Investment Management Agreement, the Funds will continue to pay the Manager a management fee calculated at an annual rate of 0.45% of each Fund’s average daily net assets. The fee is accrued daily and paid monthly.

     During the year ended March 31, 2006, the Legg Mason Partners Georgia Municipals Fund’s Class A, B and C shares had voluntary expense limitations in place of 0.80%, 1.30% and 1.35%, respectively. The Legg Mason Partners Pennsylvania Municipals Fund’s Class A, B and C shares had voluntary expense limitations in place of 0.80%, 1.30% and 1.35%, respectively. These expense limitations can be terminated at any time.

     During the year ended March 31, 2006, the Manager waived a portion of its management fee amounting to $10,440 for the Legg Mason Partners Georgia Municipals Fund and waived a portion of its management fee amounting to $4,943 for the Legg Mason Partners Pennsylvania Municipals Fund. Additionally, the Manager reimbursed expenses in the amount of $1,115 and $1,459 for Legg Mason Partners Georgia Municipals Fund and Legg Mason Partners Pennsylvania Municipals Fund, respectively.

     The Funds’ Board has approved PFPC Inc. (“PFPC”) to serve as transfer agent for the Funds, effective January 1, 2006. The principal business office of PFPC is located at 4400 Computer Drive, Westborough, MA 01581. Prior to January 1, 2006, Citicorp Trust Bank, fsb. (“CTB”), a subsidiary of Citigroup, acted as the Funds’ transfer agent. PFPC acted as the Funds’ sub-transfer agent. CTB received account fees and asset-based fees that varied according to the size and type of account. PFPC was responsible for shareholder record-keeping and financial processing for all shareholder accounts and was paid by CTB. For the period ended March 31, 2006, the Funds paid transfer agent fees of $28,099 to CTB.

The totals for each Fund were as follows:

Transfer Agent Fees

Legg Mason Partners Georgia Municipals Fund	$9,492
Legg Mason Partners Pennsylvania Municipals Fund	$18,607

     The Funds’ Board has appointed the Funds’ current distributor, Citigroup Global Markets Inc. (“CGM”), a subsidiary of Citigroup, and Legg Mason Investor Services, LLC (“LMIS”), a wholly-owned broker-dealer subsidiary of Legg Mason, as co-distributors of the Funds. The Funds’ Board has also approved amended and restated Rule 12b-1 Plans. CGM and other broker-dealers, financial intermediaries and financial institutions (each called a “Service Agent”) that currently offer Fund shares will continue to make the Funds’ shares available to their clients. Additional Service Agents may offer Fund shares in the future.

     There is a maximum initial sales charge of 4.00% for Class A shares of the Funds. There is a contingent deferred sales charge (“CDSC”) of 4.50% on Class B shares of the Funds, which applies if redemption occurs within one year from purchase payment. This CDSC declines thereafter by 0.50% the first year after purchase payment and thereafter 1.00% per year until no CDSC is incurred. Class C shares of the Funds have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment. In certain cases, Class A shares have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment. This CDSC only applies to those purchases of Class A shares, which, when combined with current holdings of Class A shares, equal or exceed $500,000 in the aggregate. These purchases do not incur an initial sales charge.

Legg Mason Partners Municipal Funds 2006 Annual Report 41

Notes to Financial Statements (continued)

     For the year ended March 31, 2006, CDSCs paid to CGM, its affiliates and LMIS and sales charges received by CGM, its affiliates and LMIS were approximately:

	Sales Charges	CDSCs

	Class A	Class B	Class C

Legg Mason Partners Georgia Municipals Fund	$1,000	$3,000	$ 0*

Legg Mason Partners Pennsylvania Municipals Fund	13,000	13,000	—

* Amount represents less than $1,000.

     The Funds have adopted an unfunded, non-qualified deferred compensation plan (the “Plan”) which allows non-interested trustees (“Trustees”) to defer the receipt of all or a portion of the trustees’ fees earned until a later date specified by the Trustees. The deferred fees earn a return based on notional investments selected by the Trustees. The balance of the deferred fees payable may change depending upon the investment performance. Any gains or losses incurred in the deferred balances are reported in the Statements of Operations under Trustees’ fees. Under the Plan, deferred fees are considered a general obligation of the Funds and any payments made pursuant to the Plan will be made from the Funds’ general assets. Effective January 1, 2006, the Board of Trustees voted to discontinue offering the Plan to its members. This change will have no effect on fees previously deferred. As of March 31, 2006, the Funds had accrued $6,514 and $6,197 for the Legg Mason Partners Georgia Municipals Fund and Legg Mason Partners Pennsylvania Municipals Fund, respectively, as deferred compensation payable under the plan.

     Certain officers and one Trustee of the Trust are employees of Legg Mason or its affiliates and do not receive compensation from the Trust.

3. Investments

During the year ended March 31, 2006, the aggregate cost of purchases and proceeds from sales of investments (excluding short-term investments) were as follows:

	Purchases	Sales

Legg Mason Partners Georgia Municipals Fund	$7,736,645	$11,959,061

Legg Mason Partners Pennsylvania Municipals Fund	5,674,243	18,065,115

     At March 31, 2006, the aggregate gross unrealized appreciation and depreciation of investments for federal income tax purposes were as follows:

	Gross	Gross	Net
	Unrealized	Unrealized	Unrealized
	Appreciation	Depreciation	Appreciation

Legg Mason Partners Georgia Municipals Fund	$3,440,105	$(55,405)	$3,384,700

Legg Mason Partners Pennsylvania Municipals Fund	3,235,889	(633,300)	2,602,589

42 Legg Mason Partners Municipal Funds 2006 Annual Report

Notes to Financial Statements (continued)

At March 31, 2006, the Funds had the following open futures contracts:

Legg Mason Partners	Number of	Expiration	Basis	Market	Unrealized
Georgia Municipals Fund	Contracts	Date	Value	Value	Gain

Contracts to Sell:
U.S. Treasury Bond	150	6/06	$16,770,289	$16,373,437	$396,852

Legg Mason Partners
Pennsylvania	Number of	Expiration	Basis	Market	Unrealized
Municipals Fund	Contracts	Date	Value	Value	Gain

Contracts to Sell:
U.S. Treasury Bond	190	6/06	$21,242,273	$20,739,687	$502,586

4. Class Specific Expenses

The Funds have adopted a Rule 12b-1distribution plan and under that plan each Fund pays a service fee with respect to its Class A, B and C shares calculated at the annual rate of 0.15% of the average daily net assets of each respective class. The Funds also pay a distribution fee with respect to its Class B and C shares calculated at the annual rate of 0.50% and 0.55% of the average daily net assets of each class, respectively. Distribution fees are accrued daily and paid monthly.

For the year ended March 31, 2006, class specific expenses were as follows:

Legg Mason Partners	Distribution	Transfer	Shareholder
Georgia Municipals Fund	Fees	Agent Fees	Reports Expenses

Class A	$ 58,968 †	$ 6,027	$15,875
Class B	41,864	2,457	7,240
Class C	54,897	2,206	7,102

Total	$155,729	$10,690	$30,217

Legg Mason Partners	Distribution	Transfer	Shareholder
Pennsylvania Municipals Fund	Fees	Agent Fees	Reports Expenses

Class A	$50,567 †	$6,137	$ 16,620
Class B	158,870	9,608	16,911
Class C	77,678	4,388	7,665

Total	$287,115	$ 20,133	$41,196

†
CGM, its affiliates and LMIS have agreed to reimburse the Funds for any amount which exceeds the payments made by the Funds with respect to the Distribution Plan for Class A shares over the cumulative unreimbursed amounts spent by CGM, its affiliates and LMIS in performing its services under the Distribution Plan. During the year ended March 31, 2006, CGM reimbursed a portion of its distribution fees in the amount of $2,037 and $1,108 for Legg Mason Partners Georgia Municipals Fund and Legg Mason Partners Pennsylvania Municipals Fund, respectively.

Legg Mason Partners Municipal Funds 2006 Annual Report 43

Notes to Financial Statements (continued)

5. Distributions to Shareholders by Class

Legg Mason Partners	Year Ended	Year Ended
Georgia Municipals Fund	March 31, 2006	March 31, 2005

Net Investment Income
Class A	$1,757,110	$1,814,628
Class B	255,072	358,939
Class C	307,927	345,389

Total	$2,320,109	$2,518,956

Legg Mason Partners	Year Ended	Year Ended
Pennsylvania Municipals Fund	March 31, 2006	March 31, 2005

Net Investment Income
Class A	$1,502,992	$1,677,817
Class B	961,951	1,212,090
Class C	432,922	510,796

Total	$ 2,897,865	$3,400,703

6. Shares of Beneficial Interest

At March 31, 2006, the Trust had an unlimited number of shares of beneficial interest authorized with a par value of $0.001 per share. The Funds have the ability to issue multiple classes of shares. Each share of a class represents an identical interest in its respective Fund and has the same rights, except that each class bears certain direct expenses specifically related to the distribution of its shares.

Transactions in shares of each class were as follows:

	Year Ended		Year Ended
Legg Mason Partners	March 31, 2006		March 31, 2005

Georgia Municipals Fund	Shares	Amount	Shares	Amount

Class A
Shares sold	361,292	$4,552,368	568,699	$7,344,354
Shares issued on reinvestment	45,315	572,274	45,391	585,896
Shares repurchased	(541,819)	(6,841,061)	(528,888)	(6,847,693)

Net Increase (Decrease)	(135,212)	$(1,716,419)	85,202	$1,082,557

Class B
Shares sold	8,447	$106,728	14,519	$187,623
Shares issued on reinvestment	6,891	86,829	10,663	137,308
Shares repurchased	(176,485)	(2,223,381)	(227,091)	(2,927,496)

Net Decrease	(161,147)	$(2,029,824)	(201,909)	$(2,602,565)

Class C
Shares sold	28,637	$360,329	30,521	$393,986
Shares issued on reinvestment	16,375	206,030	18,683	240,236
Shares repurchased	(133,626)	(1,681,545)	(138,899)	(1,795,405)

Net Decrease	(88,614)	$(1,115,186)	(89,695)	$(1,161,183)

44 Legg Mason Partners Municipal Funds 2006 Annual Report

Notes to Financial Statements (continued)

	Year Ended		Year Ended
Legg Mason Partners	March 31, 2006		March 31, 2005

Pennsylvania Municipals Fund	Shares	Amount	Shares	Amount

Class A
Shares sold	295,537	$3,741,888	773,417	$9,982,380
Shares issued on reinvestment	54,488	690,959	65,587	844,554
Shares repurchased	(812,207)	(10,349,543)	(754,549)	(9,749,321)

Net Increase (Decrease)	(462,182)	$(5,916,696)	84,455	$1,077,613

Class B
Shares sold	60,376	$763,168	73,459	$944,811
Shares issued on reinvestment	37,210	470,271	47,179	605,445
Shares repurchased	(533,356)	(6,742,660)	(578,933)	(7,452,386)

Net Decrease	(435,770)	$(5,509,221)	(458,295)	$(5,902,130)

Class C
Shares sold	30,542	$383,546	90,737	$1,166,710
Shares issued on reinvestment	17,884	225,781	21,987	281,930
Shares repurchased	(156,840)	(1,980,808)	(186,557)	(2,398,463)

Net Decrease	(108,414)	$(1,371,481)	(73,833)	$(949,823)

7. Income Tax Information and Distributions to Shareholders

Subsequent to the fiscal year end, the Funds have made the following distributions:

	Record Date
	Payable Date	Class A	Class B	Class C

Legg Mason Partners	Daily
Georgia Municipals Fund	4/28/2006	$0.045292	$0.040709	$0.040021

Legg Mason Partners	Daily
Pennsylvania Municipals Fund	4/28/2006	$0.045422	$0.040666	$0.040021

     The tax character of distributions paid during the fiscal year ended March 31, 2006 were as follows:

	Legg Mason Partners	Legg Mason Partners
	Georgia Municipals Fund	Pennsylvania Municipals Fund

Distributions paid from:
Tax-Exempt Income	$2,320,109	$ 2,897,865

     The tax character of distributions paid during the fiscal year ended March 31, 2005 were as follows:

	Legg Mason Partners	Legg Mason Partners
	Georgia Municipals Fund	Pennsylvania Municipals Fund

Distributions paid from:
Tax-Exempt Income	$2,518,956	$3,358,579
Ordinary Income	—	42,124

Total Distributions Paid	$ 2,518,956	$3,400,703

Legg Mason Partners Municipal Funds 2006 Annual Report 45

Notes to Financial Statements (continued)

     As of March 31, 2006, the components of accumulated earnings on a tax basis were as follows:

	Legg Mason Partners		Legg Mason Partners
	Georgia		Pennsylvania
	Municipals Fund		Municipals Fund

Undistributed tax-exempt income	$48,968		$41,262
Capital loss carryforward*	(4,343,191)		(4,724,176)
Other book/tax temporary differences	(403,644	)(a)	(509,044	)(a)
Unrealized appreciation/(depreciation)	3,781,552	(b)	3,105,175	(c)

Total accumulated losses	$(916,315)		$(2,086,783)

*	During the taxable year ended March 31, 2006, Legg Mason Partners Georgia Municipals Fund and Legg Mason Partners Pennsylvania Municipals Fund utilized $548 and $115,143, respectively, of each of their capital loss carryovers available from prior years. As of March 31, 2006, the Funds had the following net capital loss carryforwards remaining:

	Legg Mason Partners	Legg Mason Partners
	Georgia	Pennsylvania
Year of Expiration	Municipals Fund	Municipals Fund

3/31/2008	$(731,604)	$(533,309)
3/31/2009	(946,633)	(857,242)
3/31/2010	—	(159,254)
3/31/2012	(244,540)	(266,329)
3/31/2013	(2,420,414)	(2,908,042)

	$(4,343,191)	$(4,724,176)

These amounts will be available to offset any future taxable capital gains.

(a)	Other book/tax temporary differences are attributable primarily to the realization for tax purposes of unrealized losses on certain futures and differences in the book/tax treatment of various items.

(b)	The difference between book-basis and tax-basis unrealized appreciation/(depreciation) is attributable primarily to the differrence between book & tax accretion methods for discount on fixed income securities.

(c)	The difference between book-basis and tax-basis unrealized appreciation/(depreciation) is attributable primarily to the tax deferral of losses on wash sales and the difference between book & tax accretion methods for discount on fixed income securities.

8. Regulatory Matters

On May 31, 2005, the U.S. Securities and Exchange Commission (“SEC”) issued an order in connection with the settlement of an administrative proceeding against SBFM and CGM relating to the appointment of an affiliated transfer agent for the Smith Barney family of mutual funds (the “Funds”).

     The SEC order finds that SBFM and CGM willfully violated Section 206(1) of the Investment Advisers Act of 1940 (“Advisers Act”). Specifically, the order finds that SBFM and CGM knowingly or recklessly failed to disclose to the boards of the Funds in 1999 when proposing a new transfer agent arrangement with an affiliated transfer agent that: First Data Investors Services Group (“First Data”), the Funds’ then-existing transfer agent, had offered to continue as transfer agent and do the same work for substantially less money than before; and that Citigroup Asset Management (“CAM”), the Citigroup business unit that, at the time, included the fund’s investment manager and other investment advisory companies, had entered into a side letter with First Data under which CAM agreed to recommend the appointment of First Data as sub-transfer agent to the affiliated transfer agent in exchange for, among other things, a guarantee by First Data of specified amounts of asset management and investment banking fees to CAM and CGM. The order also finds that

46 Legg Mason Partners Municipal Funds 2006 Annual Report

Notes to Financial Statements (continued)

SBFM and CGM willfully violated Section 206(2) of the Advisers Act by virtue of the omissions discussed above and other misrepresentations and omissions in the materials provided to the Funds’ boards, including the failure to make clear that the affiliated transfer agent would earn a high profit for performing limited functions while First Data continued to perform almost all of the transfer agent functions, and the suggestion that the proposed arrangement was in the Funds’ best interests and that no viable alternatives existed. SBFM and CGM do not admit or deny any wrongdoing or liability. The settlement does not establish wrongdoing or liability for purposes of any other proceeding.

     The SEC censured SBFM and CGM and ordered them to cease and desist from violations of Sections 206(1) and 206(2) of the Advisers Act. The order requires Citigroup to pay $208.1 million, including $109 million in disgorgement of profits, $19.1 million in interest, and a civil money penalty of $80 million. Approximately $24.4 million has already been paid to the Funds, primarily through fee waivers. The remaining $183.7 million, including the penalty, has been paid to the U.S. Treasury and will be distributed pursuant to a plan submitted for the approval of the SEC. At this time, there is no certainty as to how the above-described proceeds of the settlement will be distributed, to whom such distributions will be made, the methodology by which such distributions will be allocated, and when such distributions will be made. The order also required that transfer agency fees received from the Funds since December 1, 2004 less certain expenses be placed in escrow and provided that a portion of such fees might be subsequently distributed in accordance with the terms of the order. On April 3, 2006, an aggregate amount of approximately $9 million was distributed to the affected Funds.

     The order required SBFM to recommend a new transfer agent contract to the Funds’ boards within 180 days of the entry of the order; if a Citigroup affiliate submitted a proposal to serve as transfer agent or sub-transfer agent, SBFM and CGM would have been required, at their expense, to engage an independent monitor to oversee a competitive bidding process. On November 21, 2005, and within the specified timeframe, the Fund’s Board selected a new transfer agent for the Fund. No Citigroup affiliate submitted a proposal to serve as transfer agent. Under the order, SBFM also must comply with an amended version of a vendor policy that Citigroup instituted in August 2004.

     Although there can be no assurance, SBFM does not believe that this matter will have a material adverse effect on the Funds.

     On December 1, 2005, Citigroup completed the sale of substantially all of its global asset management business, including SBFM, to Legg Mason.

9. Legal Matters

Beginning in August 2005, five class action lawsuits alleging violations of federal securities laws and state law were filed against CGM and SBFM, (collectively, the “Defendants”) based on the May 31, 2005 settlement order issued against the Defendants by the SEC described in Note 8. The complaints seek injunctive relief and compensatory and punitive damages, removal of SBFM as the investment manager for the Smith Barney family of funds, rescission of the Funds’ management and other contracts with SBFM, recovery of all fees paid to SBFM pursuant to such contracts, and an award of attorneys’ fees and litigation expenses.

Legg Mason Partners Municipal Funds 2006 Annual Report 47

Notes to Financial Statements (continued)

     On October 5, 2005, a motion to consolidate the five actions and any subsequently filed, related action was filed. That motion contemplates that a consolidated amended complaint alleging substantially similar causes of action will be filed in the future.

     As of the date of this report, SBFM believes that resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of the Fund’s investment manager and its affiliates to continue to render services to the Funds under their respective contracts.

* * *

     Beginning in June 2004, class action lawsuits alleging violations of the federal securities laws were filed against CGM and a number of its affiliates, including SBFM and Salomon Brothers Asset Management Inc. (the “Advisers”), substantially all of the mutual funds managed by the Advisers, including the Fund (the “Funds”), and directors or trustees of the Funds (collectively, the “Defendants”). The complaints alleged, among other things, that CGM created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Advisers caused the Funds to pay excessive brokerage commissions to CGM for steering clients towards proprietary funds. The complaints also alleged that the Defendants breached their fiduciary duty to the Funds by improperly charging Rule 12b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Funds failed to adequately disclose certain aspects of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Funds’ contracts with the Advisers, recovery of all fees paid to the Advisers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.

     On December 15, 2004, a consolidated amended complaint (the “Complaint”) was filed alleging substantially similar causes of action. While the lawsuit is in its earliest stages, to the extent that the Complaint purports to state causes of action against the Funds, the Fund’s investment manager believes the Funds have significant defenses to such allegations, which the Funds intend to vigorously assert in responding to the Complaint.

     Additional lawsuits arising out of these circumstances and presenting similar allegations and requests for relief may be filed against the Defendants in the future.

     As of the date of this report, the Fund’s investment manager and the Funds believe that the resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of the Advisers and their affiliates to continue to render services to the Funds under their respective contracts.

     The Defendants have moved to dismiss the Complaint. Those motions are pending before the court.

10. Other Matters

On September 16, 2005, the staff of the Securities and Exchange Commission (the “Commission”) informed SBFM and Salomon Brothers Asset Management Inc. (“SBAM”) that the staff is considering recommending that the Commission institute administrative proceedings against SBFM and SBAM for alleged violations of Section 19(a) and 34(b) of the Investment Company Act (and related Rule 19a-1). The notification is a result of an

48 Legg Mason Partners Municipal Funds 2006 Annual Report

Notes to Financial Statements (continued)

industry wide inspection by the SEC and is based upon alleged deficiencies in disclosures regarding dividends and distributions paid to shareholders of certain funds. Section 19(a) and related Rule 19a-1 of the Investment Company Act generally require funds that are making dividend and distribution payments to provide shareholders with a written statement disclosing the source of the dividends and distributions, and, in particular, the portion of the payments made from each of net investment income, undistributed net profits and/or paid-in capital. In connection with the contemplated proceedings, the staff may seek a cease and desist order and/or monetary damages from SBFM or SBAM.

     Although there can be no assurance, SBFM and SBAM believe that this matter is not likely to have a material adverse effect on the Funds or SBFM and SBAM’s ability to perform investment management services relating to the Funds.

Legg Mason Partners Municipal Funds 2006 Semi-Annual Report 49

Report of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders
Legg Mason Partners Municipal Funds (formerly, Smith Barney Muni Funds):

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of Legg Mason Partners Georgia Municipals Fund and Legg Mason Partners Pennsylvania Municipals Fund (formerly, Georgia Portfolio and Pennsylvania Portfolio, respectively), each a series of Legg Mason Partners Municipal Funds as of March 31, 2006, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years the five-year period then ended. These financial statements and financial highlights are the responsibility of the Funds’ management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at March 31, 2006, by correspondence with the custodian and brokers or by other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Legg Mason Partners Georgia Municipals Fund and Legg Mason Partners Pennsylvania Municipals Fund as of March 31, 2006, and the results of their operations for the year then ended, the changes in their net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended, in conformity with U.S. generally accepted accounting principles.

New York, New York
May 24, 2006

50 Legg Mason Partners Municipal Funds 2006 Annual Report

Board Approval of Management Agreement (unaudited)

Legg Mason Partners Georgia Municipals Fund

     On June 23, 2005, Citigroup Inc. entered into a definitive agreement (the “Transaction Agreement”) with Legg Mason, Inc. (“Legg Mason”) under which Citigroup agreed to sell substantially all of its asset management business, Citigroup Asset Management (“CAM”), which includes the Adviser, to Legg Mason in exchange for the broker-dealer and investment banking businesses of Legg Mason and certain other considerations (the “Transaction”). The Transaction closed on December 1, 2005.

     The consummation of the Transaction resulted in the automatic termination of the Fund’s current management agreement in accordance with the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to the closing of the Transaction, the Fund’s Board approved a new management agreement between the Fund and the Adviser (the “New Management Agreement”).

     On July 11, 2005, members of the Board discussed with CAM management and certain Legg Mason representatives the Transaction and Legg Mason’s general plans and intentions regarding CAM’s business and its combination with Legg Mason’s business. The Board Members also inquired about the plans for and anticipated roles and responsibilities of certain CAM employees and officers after the Transaction.

     At a meeting held on August 1, 2005, the Fund’s Board, including a majority of the Board Members who are not “interested persons” of the Fund or the Adviser as defined in the 1940 Act (the “Independent Board Members”), approved the New Management Agreement. To assist the Board in its consideration of the New Management Agreement, Legg Mason provided materials and information about Legg Mason, including its financial condition and asset management capabilities and organization, and CAM provided materials and information about the Transaction between Legg Mason and Citigroup. Representatives of CAM and Legg Mason also made presentations to and responded to questions from the Board. The Independent Board Members, through their independent legal counsel, also requested and received additional information from CAM and Legg Mason in connection with their consideration of the New Management Agreement. The additional information was provided in advance of and at the August meeting. After the presentations and after reviewing the written materials provided, the Independent Board Members met in executive session with their counsel to consider the New Management Agreement. The Independent Board Members of the Board also conferred separately and with their counsel about the Transaction on a number of occasions, including in connection with the July and August meetings.

     In their deliberations concerning the New Management Agreement, among other things, the Board Members considered:

     (i) the reputation, financial strength and resources of Legg Mason and its investment advisory subsidiaries;

     (ii) that Legg Mason and its wholly-owned subsidiary, Western Asset Management Company and its affiliates (“Western Asset”), are experienced and respected asset management firms, and that Legg Mason has advised the Board Members that (a) it intends to combine the fixed income investment operations (including money market fund operations) of CAM with those of Western Asset and may also wish to combine other CAM

Legg Mason Partners Municipal Funds 51

Board Approval of Management Agreement (unaudited)
(continued)

operations with those of other Legg Mason subsidiaries; (b) after the closing of the Transaction, it will take steps to combine the investment management operations of Western Asset with the fixed income operations of the Adviser, which, among other things, may involve Western Asset and the Adviser sharing common systems and procedures, employees (including portfolio managers), investment and trading platforms, and other resources; (c) it is expected that these combination processes will result in changes to portfolio managers or portfolio management teams for a number of the CAM funds, subject to Board oversight and appropriate notice to shareholders, and that, in other cases, the current portfolio managers or portfolio management teams will remain in place; and (d) in the future, it may recommend that Western Asset or other Legg Mason subsidiaries be appointed as the adviser or subadviser to some or all of the CAM funds, subject to applicable regulatory requirements;

     (iii) that CAM management had advised the Board that a number of portfolio managers and other key CAM personnel would be retained after the closing of the Transaction;

     (iv) that, following the Transaction, CAM will be part of an organization focused on the asset management business;

     (v) that CAM management and Legg Mason have advised the Board that following the Transaction, there is not expected to be any diminution in the nature, quality and extent of services provided to the Fund and their shareholders by the Adviser, including compliance services;

     (vi) that Legg Mason has advised the Board that it has no present intention to alter the expense waivers and reimbursements currently in effect and, while it reserves the right to do so in the future, it would consult with the Board before making any changes;

     (vii) that under the Transaction Agreement, Citigroup and Legg Mason have agreed not to take any action that is not contemplated by the Transaction or fail to take any action that to their respective knowledge would cause any of the requirements of Section 15(f) of the 1940 Act not to be met;

     (viii) the assurances from Citigroup and Legg Mason that, for a three year period following the closing of the Transaction, Citigroup-affiliated broker-dealers will continue to offer the Fund as an investment product, and the potential benefits to Fund shareholders from this and other third-party distribution access;

     (ix) the potential benefits to Fund shareholders from being part of a combined fund family with Legg Mason sponsored funds;

     (x) that Citigroup and Legg Mason would derive benefits from the Transaction and that, as a result, they have a financial interest in the matters that were being considered;

     (xi) the potential effects of regulatory restrictions on the Fund if Citigroup-affiliated broker-dealers remain principal underwriters of the Fund after the closing of the Transaction;

     (xii) the fact that the Fund’s total advisory and administrative fees will not increase by virtue of the New Management Agreement, but will remain the same;

52 Legg Mason Partners Municipal Funds

Board Approval of Management Agreement (unaudited)
(continued)

     (xiii) the terms and conditions of the New Management Agreement, including the differences from the current management agreement, and the benefits of a single, uniform form of agreement covering these services;

     (xiv) that the Fund would not bear the costs of obtaining shareholder approval of the New Management Agreement;

     (xv) that the Fund would avail itself of permissions granted under certain licensing arrangements between Citigroup and Legg Mason that would permit the Fund (including any share classes thereof) to maintain its current name, as well as all logos, trademarks and service marks, related to Citigroup or any of its affiliates for some agreed upon time period after the closing of the Transaction; and

     (xvi) that, as discussed in detail above, within the past year the Board had performed a full annual review of the current management agreement as required by the 1940 Act. In that regard, the Board, in its deliberations concerning the New Management Agreement, considered the same factors regarding the nature, quality and extent of services provided, costs of services provided, profitability, fall out benefits, fees and economies of scale and investment performance as it did when it renewed the current management agreement, and reached substantially the same conclusions.

Legg Mason Partners Municipal Funds 53

Board Approval of Management Agreement (unaudited)
(continued)

Legg Mason Partners Pennsylvania Municipals Fund

     On June 23, 2005, Citigroup Inc. entered into a definitive agreement (the “Transaction Agreement”) with Legg Mason, Inc. (“Legg Mason”) under which Citigroup agreed to sell substantially all of its asset management business, Citigroup Asset Management (“CAM”), which includes the Adviser, to Legg Mason in exchange for the broker-dealer and investment banking businesses of Legg Mason and certain other considerations (the “Transaction”). The Transaction closed on December 1, 2005.

     The consummation of the Transaction resulted in the automatic termination of the Fund’s current management agreement in accordance with the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to the closing of the Transaction, the Fund’s Board approved a new management agreement between the Fund and the Adviser (the “New Management Agreement”).

     On July 11, 2005, members of the Board discussed with CAM management and certain Legg Mason representatives the Transaction and Legg Mason’s general plans and intentions regarding CAM’s business and its combination with Legg Mason’s business. The Board Members also inquired about the plans for and anticipated roles and responsibilities of certain CAM employees and officers after the Transaction.

     At a meeting held on August 1, 2005, the Fund’s Board, including a majority of the Board Members who are not “interested persons” of the Fund or the Adviser as defined in the 1940 Act (the “Independent Board Members”), approved the New Management Agreement. To assist the Board in its consideration of the New Management Agreement, Legg Mason provided materials and information about Legg Mason, including its financial condition and asset management capabilities and organization, and CAM provided materials and information about the Transaction between Legg Mason and Citigroup. Representatives of CAM and Legg Mason also made presentations to and responded to questions from the Board. The Independent Board Members, through their independent legal counsel, also requested and received additional information from CAM and Legg Mason in connection with their consideration of the New Management Agreement. The additional information was provided in advance of and at the August meeting. After the presentations and after reviewing the written materials provided, the Independent Board Members met in executive session with their counsel to consider the New Management Agreement. The Independent Board Members of the Board also conferred separately and with their counsel about the Transaction on a number of occasions, including in connection with the July and August meetings.

     In their deliberations concerning the New Management Agreement, among other things, the Board Members considered:

     (i) the reputation, financial strength and resources of Legg Mason and its investment advisory subsidiaries;

     (ii) that Legg Mason and its wholly-owned subsidiary, Western Asset Management Company and its affiliates (“Western Asset”), are experienced and respected asset management firms, and that Legg Mason has advised the Board Members that (a) it intends to combine the fixed income investment operations (including money market fund oper-

54 Legg Mason Partners Municipal Funds

Board Approval of Management Agreement (unaudited)
(continued)

ations) of CAM with those of Western Asset and may also wish to combine other CAM operations with those of other Legg Mason subsidiaries; (b) after the closing of the Transaction, it will take steps to combine the investment management operations of Western Asset with the fixed income operations of the Adviser, which, among other things, may involve Western Asset and the Adviser sharing common systems and procedures, employees (including portfolio managers), investment and trading platforms, and other resources; (c) it is expected that these combination processes will result in changes to portfolio managers or portfolio management teams for a number of the CAM funds, subject to Board oversight and appropriate notice to shareholders, and that, in other cases, the current portfolio managers or portfolio management teams will remain in place; and (d) in the future, it may recommend that Western Asset or other Legg Mason subsidiaries be appointed as the adviser or subadviser to some or all of the CAM funds, subject to applicable regulatory requirements;

     (iii) that CAM management had advised the Board that a number of portfolio managers and other key CAM personnel would be retained after the closing of the Transaction;

     (iv) that, following the Transaction, CAM will be part of an organization focused on the asset management business;

     (v) that CAM management and Legg Mason have advised the Board that following the Transaction, there is not expected to be any diminution in the nature, quality and extent of services provided to the Fund and their shareholders by the Adviser, including compliance services;

     (vi) that Legg Mason has advised the Board that it has no present intention to alter the expense waivers and reimbursements currently in effect and, while it reserves the right to do so in the future, it would consult with the Board before making any changes;

     (vii) that under the Transaction Agreement, Citigroup and Legg Mason have agreed not to take any action that is not contemplated by the Transaction or fail to take any action that to their respective knowledge would cause any of the requirements of Section 15(f) of the 1940 Act not to be met;

      (viii) the assurances from Citigroup and Legg Mason that, for a three year period following the closing of the Transaction, Citigroup-affiliated broker-dealers will continue to offer the Fund as an investment product, and the potential benefits to Fund shareholders from this and other third-party distribution access;

     (ix) the potential benefits to Fund shareholders from being part of a combined fund family with Legg Mason sponsored funds;

     (x) that Citigroup and Legg Mason would derive benefits from the Transaction and that, as a result, they have a financial interest in the matters that were being considered;

     (xi) the potential effects of regulatory restrictions on the Fund if Citigroup-affiliated broker-dealers remain principal underwriters of the Fund after the closing of the Transaction;

      (xii) the fact that the Fund’s total advisory and administrative fees will not increase by virtue of the New Management Agreement, but will remain the same;

Legg Mason Partners Municipal Funds 55

Board Approval of Management Agreement (unaudited)
(continued)

     (xiii) the terms and conditions of the New Management Agreement, including the differences from the current management agreement, and the benefits of a single, uniform form of agreement covering these services;

      (xiv) that the Fund would not bear the costs of obtaining shareholder approval of the New Management Agreement;

     (xv) that the Fund would avail itself of permissions granted under certain licensing arrangements between Citigroup and Legg Mason that would permit the Fund (including any share classes thereof) to maintain its current name, as well as all logos, trademarks and service marks, related to Citigroup or any of its affiliates for some agreed upon time period after the closing of the Transaction; and

     (xvi) that, as discussed in detail above, within the past year the Board had performed a full annual review of the current management agreement as required by the 1940 Act. In that regard, the Board, in its deliberations concerning the New Management Agreement, considered the same factors regarding the nature, quality and extent of services provided, costs of services provided, profitability, fall out benefits, fees and economies of scale and investment performance as it did when it renewed the current management agreement, and reached substantially the same conclusions.

56 Legg Mason Partners Municipal Funds

Additional Information (unaudited)

Information about Trustees and Officers

The business and affairs of the Legg Mason Partners Municipal Funds (the “Trust”) —Legg Mason Partners Georgia Municipals Fund and Legg Mason Partners Pennsylvania Municipals Fund (the “Funds”) are managed under the direction of the Board of Trustees. Information pertaining to the Trustees and Officers of the Trust is set forth below. The Statement of Additional Information includes additional information about Trustees and is available, without charge, upon request by calling Shareholder Services 1-800-451-2010.

				Number of
		Term of		Portfolios
		Office* and	Principal	In Fund	Other Board
	Position(s) Length		Occupation(s)	Complex	Memberships
Name, Address	Held with	of Time	During Past	Overseen	Held by
and Birth Year	Fund	Served	Five Years	by Trustee	Trustee

NON-INTERESTED TRUSTEES:
Lee Abraham	Trustee	Since	Retired; Former Director	27	None
13732 LeHavre Drive		1999	of Signet Group PLC
Frenchman’s Creek
Palm Beach Gardens,
FL 33410
Birth Year: 1927

Jane F. Dasher	Trustee	Since	Controller of PBK	27	None
Korsant Partners		1999	Holdings Inc., a family
283 Greenwich Avenue			investment company
3rd Floor
Greenwich, CT 06830
Birth Year: 1949

Donald R. Foley	Trustee	Since	Retired	18	None
3668 Freshwater Drive		1985
Jupiter, FL 33477
Birth Year: 1922

Richard E. Hanson, Jr.	Trustee	Since	Retired; Former Head of	27	None
2751 Vermont Route 140		1999	the New Atlanta Jewish
Poultney, VT 05764			Community High School
Birth Year: 1941

Paul Hardin	Trustee	Since	Professor of Law &	34	None
12083 Morehead Drive		1994	Chancellor Emeritus
Chapel Hill,			at the University of
NC 27514-8426			North Carolina
Birth Year: 1931

Roderick C. Rasmussen	Trustee	Since	Investment Counselor	27	None
9 Cadence Court		1985
Morristown, NJ 07960
Birth Year: 1926

John P. Toolan	Trustee	Since	Retired	27	None
7202 Southeast Golf		1985
Ridge Way
Hobe Sound, FL 33455
Birth Year: 1930

Legg Mason Partners Municipal Funds 57

Additional Information (unaudited) (continued)

Number of
		Term of		Portfolios
		Office* and	Principal	In Fund	Other Board
	Position(s)	Length	Occupation(s)	Complex	Memberships
Name, Address	Held with	of Time	During Past	Overseen	Held by
and Birth Year	Fund	Served	Five Years	by Trustee	Trustee

INTERESTED TRUSTEE:
R. Jay Gerken, CFA**	Chairman,	Since	Managing Director of	169	Trustee, Consulting
Legg Mason & Co., LLC	President	2002	Legg Mason; President		Group Capital Markets
(“Legg Mason”)	and Chief		and Chief Executive Officer		Funds
399 Park Avenue	Executive		of Smith Barney Fund
New York, NY 10022	Officer		Management LLC
Birth Year: 1951			(“SBFM”) and Citi Fund
Management Inc. (“CFM”);
President and Chief
Executive Officer of certain
mutual funds associated
with Legg Mason; Formerly
Chairman of SBFM and CFM
(2002 to 2006); Formerly
Chairman, President and
Chief Executive Officer of
Travelers Investment Adviser,
Inc. (2002 to 2005)

OFFICERS:
Andrew B. Shoup	Senior Vice	Since	Director of Legg Mason;	N/A	N/A
Legg Mason	President	2003	Senior Vice President and
125 Broad Street	and Chief		Chief Administrative Officer
11th Floor	Administrative		of certain mutual funds
New York, NY 10004	Officer		associated with Legg Mason;
Birth Year: 1956			Formerly Head of International
Funds Administration of
Legg Mason or its predecessors
(from 2001 to 2003)

Robert J. Brault	Chief	Since	Director of Legg Mason;	N/A	N/A
Legg Mason	Financial	2004	Chief Financial Officer and
125 Broad Street	Officer and		Treasurer of certain mutual
11th Floor	Treasurer		funds associated with
New York, NY 10004			Legg Mason; Director of
Birth Year: 1965			Internal Control for
CAM U.S. Mutual Fund
Administration (from 2002 to
2004); Director of Project
Management & Information
Systems for CAM U.S. Mutual
Fund Administration
(from 2000 to 2002)

58 Legg Mason Partners Municipal Funds

Additional Information (unaudited) (continued)

Number of
		Term of		Portfolios
		Office* and	Principal	In Fund	Other Board
	Position(s)	Length	Occupation(s)	Complex	Memberships
Name, Address	Held with	of Time	During Past	Overseen	Held by
and Birth Year	Fund	Served	Five Years	by Trustee	Trustee

Joseph P. Deane	Vice President	Since	Managing Director of Legg	N/A	N/A
Legg Mason	and Invesment	1999	Mason; Investment Officer
399 Park Avenue	Officer		of the Manager or its affiliates
4th Floor
New York, NY 10022
Birth Year: 1949

David T. Fare	Vice President	Since	Director of Legg Mason;	N/A	N/A
Legg Mason	and Investment 2004		Investment Officer of the
399 Park Avenue	Officer		Manager or its affiliates
4th Floor
New York, NY 10022
Birth Year: 1962

Ted P. Becker	Chief	Since	Managing Director of	N/A	N/A
Legg Mason	Compliance	2006	Compliance at Legg Mason
399 Park Avenue	Officer		& Co., LLC (2005-Present);
4th Floor			Chief Compliance Officer
New York, NY 10022			with certain mutual funds
Birth Year: 1951			associated with Legg Mason
(since 2006); Managing
Director of Compliance at
Legg Mason or its predecessor
(2002-2005). Prior to
2002, Managing Director-
Internal Audit & Risk Review
at Citigroup Inc.

John Chiota	Chief	Since	Vice President of Legg Mason	N/A	N/A
Legg Mason	Anti-Money	2006	(since 2004); Chief Anti-Money
300 First Stamford Place	Laundering		Laundering Compliance
4th Floor	Compliance		Officer with certain mutual
Stamford, CT 06902	Officer		funds associated with Legg
Birth Year: 1968			Mason (since 2006); prior
to August 2004, Chief AML
Compliance Officer with
TD Waterhouse

Robert I. Frenkel	Secretary	Since	Managing Director and	N/A	N/A
Legg Mason	and Chief	2003	General Counsel of
300 First Stamford Place	Legal		Global Mutual Funds
4th Floor	Officer		for Legg Mason or its
Stamford, CT 06902			predecessors (since
Birth Year: 1954			1994); Secretary and
Chief Legal Officer of
certain mutual funds
associated with Legg Mason
(since 2003); Formerly
Secretary of CFM (from
2001 to 2004)

*	Each Trustee and Officer serves until his or her successor has been duly elected and qualified.

**	Mr. Gerken is an “interested person” of the Trust as defined in the Investment Company Act of 1940, as amended, because Mr. Gerken is an officer of SBFM and certain of its affiliates.

Legg Mason Partners Municipal Funds 59

Additional Shareholder Information (unaudited)

Results of a Special Meeting of Shareholders

On November 29, 2005, a Special Meeting of Shareholders were held for the following purposes: 1) to approve a new management agreement and 2) to elect Trustees1. The following tables provide the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each matter voted on at the Special Meeting of Shareholders.

1. Approval of New Management Agreement

			Broker
New Management Agreement	Votes For	Votes Against	Abstentions	Non-Votes

Legg Mason Partners
Georgia Municipals Fund	2,018,992.864	194,912.058	35,855.505	209,493.000
Legg Mason Partners
Pennsylvania Municipals Fund	3,054,264.035	85,964.603	51,504.026	261,348.000

2. Election of Trustees[1]

		Authority		Broker
Nominees:	Votes For	Withheld	Abstentions	Non-Votes

Lee Abraham	2,329,588,005.613	149,321,576.243	0.000	0.000
Jane F. Dasher	2,332,650,753.697	146,258,828.159	0.000	0.000
Donald R. Foley	2,329,893,384.968	149,016,196.888	0.000	0.000
Richard E. Hanson	2,331,776,035.764	147,133,546.092	0.000	0.000
Paul Hardin	2,329,386,986.327	149,522,595.529	0.000	0.000
Roderick C. Rasmussen	2,330,770,995.850	148,138,586.006	0.000	0.000
John P. Toolan	2,328,703,793.287	150,205,788.569	0.000	0.000
R. Jay Gerken	2,327,542,856.282	151,366,725.574	0.000	0.000

1 Trustees are elected by the shareholders of all the series of the Trust of which the Fund is a series.

60 Legg Mason Partners Municipal Funds

Important Tax Information (unaudited)

All of the net investment income distributions paid monthly by Legg Mason Partners Georgia Municipals Fund and Legg Mason Partners Pennsylvania Municipals Fund during the taxable year ended March 31, 2006 qualify as tax-exempt interest dividends for Federal income tax purposes.

Please retain this information for your records.

Legg Mason Partners Municipal Funds 61

Legg Mason Partners Municipal Funds
Legg Mason Partners Georgia Municipals Fund
Legg Mason Partners Pennsylvania Municipals
Fund

TRUSTEES	OFFICERS (continued)
Lee Abraham	John Chiota
Jane F. Dasher	Chief Anti-Money Laundering
Donald R. Foley	Compliance Officer
R. Jay Gerken, CFA
Chairman	Robert I. Frenkel
Richard E. Hanson, Jr.	Secretary and
Paul Hardin	Chief Legal Officer
Roderick C. Rasmussen
John P. Toolan	INVESTMENT MANAGER
Smith Barney Fund
OFFICERS	Management LLC
R. Jay Gerken, CFA
President and	DISTRIBUTORS
Chief Executive Officer	Citigroup Global Markets Inc.
Legg Mason Investor Services, LLC
Andrew B. Shoup
Senior Vice President and	CUSTODIAN
Chief Administrative Officer	State Street Bank and
Trust Company
Robert J. Brault
Chief Financial Officer	TRANSFER AGENT
and Treasurer	PFPC Inc.
4400 Computer Drive
Joseph P. Deane	Westborough, Massachusetts 01581
Vice President and
Investment Officer	INDEPENDENT
REGISTERED PUBLIC
David T. Fare
Vice President and	ACCOUNTING FIRM
Investment Officer	KPMG LLP
345 Park Avenue
Ted P. Becker	New York, New York 10154
Chief Compliance Officer

This report is submitted for the
general information of the
shareholders of Legg Mason
Partners Georgia Municipals
Fund and Legg Mason Partners
Pennsylvania Municipals Fund,
but it may also be used as sales
literature when preceded or
accompanied by the current
Prospectus.

This report must be preceded
or accompanied by a free
prospectus. Investors should
consider the Funds’
investment objectives, risks,
carefully before investing. The
prospectus contains this and
other important information
about the Funds. Please read
the prospectus carefully
before investing.

www.leggmason.com/InvestorServices
©2006 Legg Mason Investor
Services, LLC
Member NASD, SIPC

FD0789 5/06    SR06-34

Legg Mason Partners Municipal Funds
Legg Mason Partners Georgia Municipals Fund
Legg Mason Partners Pennsylvania Municipals
Fund

The Funds are separate investment funds of the Legg Mason Partners
Municipal Funds, a Massachusetts business trust.

LEGG MASON PARTNERS MUNICIPAL FUNDS
Legg Mason Partners Fund
125 Broad Street
10th Floor, MF-2
New York, New York 10004

The Funds file their complete schedule of portfolio holdings with the Securities and Exchange Commission for the first and third quarters of each fiscal year on Form N-Q. The Funds’ Forms N-Q are available on the Commission’s website at www.sec.gov. The Funds’ Forms N-Q may be reviewed and copied at the Commission’s Public Reference Room in Washington D.C., and information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. To obtain information on Form N-Q from the Funds, shareholders can call 1-800-451-2010.

Information on how the Funds voted proxies relating to portfolio securities during the prior 12-month period ended June 30th of each year and a description of the policies and procedures that the Funds use to determine how to vote proxies related to portfolio transactions is available (1) without charge, upon request, by calling 1-800-451-2010, (2) the Funds’ website at www.leggmason.com/InvestorServices and (3) on the SEC’s website at www.sec.gov. Proxy voting reports for the period ending June 30, 2005 will continue to be listed under the Funds’ former Smith Barney Muni Funds Georgia and Pennsylvania Portfolio name.